OFFERING CIRCULAR

                               STOLT-NIELSEN S.A.
                        OFFER TO EXCHANGE CLASS B SHARES
                              AND CLASS B OPTIONS
                         FOR ANY AND ALL COMMON SHARES
                               AND COMMON OPTIONS

  THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON FRIDAY, FEBRUARY 18, 2000, UNLESS THE EXCHANGE OFFER IS EXTENDED.

    Stolt-Nielsen S.A., a company organized under the laws of Luxembourg (the "Company"), hereby offers, on the terms and subject to the conditions set forth in this Offering Circular and the related Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange one Class B Share, no par value (together, the "Class B Shares"), for each outstanding Common Share, no par value (together, the "Common Shares"), and one option to purchase one Class B Share (together, the "Class B Options") for each outstanding option to purchase one Common Share (together, the "Common Options"). As of January 14, 2000, there were 29,364,183 Common Shares outstanding and 25,211,919 Class B Shares outstanding, and 1,367,125 Common Options outstanding and 1,424,532 Class B Options outstanding.

    THE EXCHANGE OFFER IS NOT CONDITIONED ON ANY MINIMUM NUMBER OF COMMON SHARES OR COMMON OPTIONS BEING TENDERED. THE EXCHANGE OFFER IS, HOWEVER, SUBJECT TO CERTAIN OTHER CONDITIONS AS SET FORTH HEREIN. SEE "THE EXCHANGE OFFER--CERTAIN CONDITIONS OF THE EXCHANGE OFFER."

    The Common Shares are listed on the Nasdaq National Market ("Nasdaq") under the symbol "STLTF." The Class B Shares are listed on Nasdaq in the form of American Depositary Shares, each representing one Class B Share ("ADSs"), under the symbol "STLBY" and are listed on the Oslo Stock Exchange ("OSE") under the symbol "SNIB." Application has been made to list the additional ADSs to be issued to tendering holders of Common Shares pursuant to the Exchange Offer on Nasdaq, and the Class B Shares to be issued to tendering holders will be listed on the OSE upon confirmation to the OSE from the Company's counsel that the Exchange Offer has been consummated. Outstanding Common Options and Class B Options have been granted to employees and directors of the Company under the Company's 1987 Stock Option Plan and 1997 Stock Option Plan (collectively, the "Option Plans").

    SEE "SPECIAL FACTORS RELATED TO THE EXCHANGE OFFER" FOR A DISCUSSION OF CERTAIN MATTERS THAT SHOULD BE CONSIDERED IN CONNECTION WITH THE EXCHANGE OFFER.

    On January 13, 2000, the last full trading day before the announcement of the Exchange Offer, the reported closing sale price of the Common Shares on Nasdaq was $16.50 per share. Also on such date, the reported closing sale price of the ADSs on Nasdaq was $18.25 per ADS and the closing sale price of the Class B Shares on the OSE was NOK 146 per share. HOLDERS ARE URGED TO OBTAIN A CURRENT MARKET QUOTATION FOR THE COMMON SHARES, THE CLASS B SHARES AND THE ADSS.

    The Exchange Offer will expire at 5:00 p.m., New York City time, on Friday, February 18, 2000, unless extended (the "Expiration Date"). Subject to the terms and conditions of the Exchange Offer, the Company will accept for exchange any and all Common Shares and Common Options which are properly tendered in the Exchange Offer and not withdrawn prior to the Expiration Date. Tenders of Common Shares or Common Options may be withdrawn at any time prior to the Expiration Date or, unless previously accepted for exchange, after 12:00 midnight, New York City time, on Monday, March 20, 2000.

    Subject to the applicable securities laws and the terms set forth in this Offering Circular, the Company reserves the right to waive any and all conditions to the Exchange Offer, to extend the Exchange Offer and otherwise to amend the Exchange Offer in any respect.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            THE DATE OF THIS OFFERING CIRCULAR IS JANUARY 21, 2000.

    Holders who participate in the Exchange Offer may elect to receive Class B Shares in the form of ADSs (each representing one Class B Share) or uncertificated Class B Shares registered in the Verdipapirsentralen ("VPS") system in Norway. Tendering holders of Common Shares will receive ADSs representing Class B Shares in the Exchange Offer unless they elect to receive Class B Shares by so indicating on the Letter of Transmittal. In the absence of such election, the Class B Shares will be deposited with Citibank, N.A., as Depositary (the "Depositary"), under a Deposit Agreement dated as of
December 22, 1995 (the "Deposit Agreement") and the tendering holder will receive one ADS for each Common Share tendered. See "The Exchange Offer--Election to Receive Class B Shares Instead of ADSs" and "Description of American Depositary Shares."
                            ------------------------

    NONE OF THE COMPANY, THE BOARD OF DIRECTORS OF THE COMPANY, THE EXECUTIVE OFFICERS OF THE COMPANY, THE FINANCIAL ADVISOR (AS DEFINED HEREIN), THE INFORMATION AGENT (AS DEFINED HEREIN) OR THE EXCHANGE AGENT (AS DEFINED HEREIN) MAKES ANY RECOMMENDATION AS TO WHETHER OR NOT ANY HOLDER OF COMMON SHARES OR COMMON OPTIONS SHOULD EXCHANGE ANY OR ALL OF SUCH HOLDER'S COMMON SHARES OR COMMON OPTIONS PURSUANT TO THE EXCHANGE OFFER. ADDITIONALLY, NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. EACH OF SNTG (AS DEFINED HEREIN), NYK (AS DEFINED HEREIN) AND FIDUCIA LTD. (AN ENTITY AFFILIATED WITH THE STOLT-NIELSEN FAMILY) HAS INFORMED THE COMPANY THAT IT DOES NOT INTEND TO TENDER ANY COMMON SHARES PURSUANT TO THE OFFER. THE COMPANY HAS BEEN ADVISED THAT THE DIRECTORS AND OFFICERS OF THE COMPANY WHO ARE MEMBERS OF THE STOLT-NIELSEN FAMILY INTEND TO EXCHANGE THEIR COMMON SHARES HELD OUTSIDE OF FIDUCIA LTD. AND THEIR COMMON OPTIONS, AND THAT THE OTHER DIRECTORS AND EXECUTIVE OFFICERS INTEND TO EXCHANGE ALL OF THEIR COMMON SHARES AND COMMON OPTIONS PURSUANT TO THE OFFER. EACH HOLDER OF COMMON SHARES OR COMMON OPTIONS MUST MAKE SUCH HOLDER'S OWN DECISION WHETHER OR NOT TO EXCHANGE COMMON SHARES OR COMMON OPTIONS AND, IF SO, HOW MANY COMMON SHARES OR COMMON OPTIONS TO EXCHANGE.
                            ------------------------

                THE INFORMATION AGENT FOR THE EXCHANGE OFFER IS:

                             D.F. KING & CO., INC.

                                   IMPORTANT

    The Class B Shares have generally traded at a premium over the Common Shares since the Class B Shares were first offered to the public in 1996. The Company believes that this disparity primarily relates to the greater liquidity of the Class B Shares: the Class B Shares are listed for trading in both the United States and Norway, and a greater percentage, as well as a greater absolute number, of Class B Shares are held by investors who are not affiliated with the Company. If successful, the Exchange Offer should result in improved market liquidity of the Class B Shares, to the extent it results in a greater number of publicly held Class B Shares outstanding following the Exchange Offer. This, in turn, could result in a higher level of investor interest and a lower cost of equity for the Company.

    The Exchange Offer is being made by the Company in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), afforded by Section 3(a)(9) thereof. The Company therefore will not pay any commission or other remuneration to any broker, dealer, salesman or other person for soliciting tenders of Common Shares or Common Options. The Company has retained D.F. King & Co., Inc. as information agent (the "Information Agent") to assist the Company in administering the Exchange Offer and to provide information to holders of Common Shares and Common Options. The Company has agreed to pay the Information Agent a reasonable and customary fee plus disbursements for these services, regardless of how many Common Shares or Common Options are tendered. The Information Agent has not made and will not make any recommendation to holders of Common Shares or Common Options with respect to whether or not they should tender their Common Shares or Common Options in the Exchange Offer. Officers, directors and employees of the Company may solicit exchanges from holders of Common Shares or Common Options so long as they do not receive additional compensation therefor.

    The Company has made no arrangements for and has no understanding with any dealer or other person regarding the solicitation of tenders hereunder, and no person has been authorized to give any information or to make any representations in connection with the Exchange Offer other than those contained in this Offering Circular. If given or made, such information or representations should not be relied upon as having been authorized by the Company. Neither the delivery of this Offering Circular and the accompanying Letter of Transmittal, nor the distribution of securities hereunder shall under any circumstances create an implication that the information contained herein is correct as of any time subsequent to the date hereof or that there has been no change in the information set forth herein or in the affairs of the Company or its subsidiaries since the date hereof.

    EXCEPT AS OTHERWISE DESCRIBED BELOW, THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT TENDERS FROM OR ON BEHALF OF, OWNERS OF COMMON SHARES OR COMMON OPTIONS IN ANY JURISDICTION IN WHICH THE MAKING OF THE EXCHANGE OFFER OR ITS ACCEPTANCE WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION. EXCEPT AS OTHERWISE DESCRIBED BELOW, THE COMPANY IS NOT AWARE OF ANY JURISDICTION WHERE THE MAKING OF THE EXCHANGE OFFER OR THE TENDER OF COMMON SHARES OR COMMON OPTIONS WOULD NOT BE IN COMPLIANCE WITH APPLICABLE LAW. IF THE COMPANY BECOMES AWARE OF ANY JURISDICTION WHERE THE MAKING OF THE EXCHANGE OFFER OR THE TENDER OF COMMON SHARES OR COMMON OPTIONS IS NOT IN COMPLIANCE WITH ANY APPLICABLE LAW, THE COMPANY WILL MAKE A GOOD FAITH EFFORT TO COMPLY WITH SUCH LAW. IF, AFTER SUCH GOOD FAITH EFFORT, THE COMPANY CANNOT COMPLY WITH SUCH LAW, THE EXCHANGE OFFER WILL NOT BE MADE TO (NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF OF) THE HOLDERS OF COMMON SHARES OR COMMON OPTIONS RESIDING IN SUCH JURISDICTION.

                         NOTICE TO NORWEGIAN RESIDENTS

    THE EXCHANGE OFFER WILL NOT BE MADE TO HOLDERS OF COMMON SHARES DOMICILED IN, OR WITH REGISTERED ADDRESSES IN, NORWAY UNTIL SUCH TIME AS SUPPLEMENTAL OFFERING MATERIALS HAVE BEEN REVIEWED AND APPROVED BY THE OSE. BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR OTHER NOMINEES WHO HOLD COMMON SHARES IN THEIR NAME FOR THE ACCOUNT OF CLIENTS DOMICILED IN, OR WITH REGISTERED ADDRESSES IN, NORWAY MUST NOT FORWARD COPIES OF THE OFFERING CIRCULAR AND LETTER OF TRANSMITTAL TO SUCH CLIENTS WITHOUT SIMULTANEOUSLY FORWARDING THE SUPPLEMENTAL OFFERING MATERIALS TO SUCH CLIENTS. SUCH SUPPLEMENTAL OFFERING MATERIALS WILL BE AVAILABLE FROM DEN NORSKE BANK VERDIPAPIRSERVICE ASA, STRANDEN 21, 0250 OSLO, NORWAY, TEL. 22-48-10-50, FAX. 22-48-11-71, ATTN: GRETHE NES OR KETIL GIIL BERG.
                            ------------------------

    Any holder of Common Shares desiring to exchange all or any portion of such holder's Common Shares should either (1) complete and sign the Letter of Transmittal in accordance with the instructions in the Letter of Transmittal, mail or deliver it and any other documents required by the Letter of Transmittal to First Chicago Trust Company of New York, the exchange agent for the Exchange Offer (the "Exchange Agent"), and either mail or deliver the certificates for such Common Shares to the Exchange Agent along with the Letter of Transmittal or Agent's Message (as defined herein) or follow the procedure for book-entry transfer set forth in "The Exchange Offer--Procedure for Exchanging Common Shares," or (2) request such holder's broker, dealer, commercial bank, trust company or other nominee to effect the transaction for such holder. A HOLDER HAVING COMMON SHARES REGISTERED IN THE NAME OF A BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE MUST CONTACT SUCH BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE IF SUCH HOLDER DESIRES TO EXCHANGE SUCH COMMON SHARES IN THE EXCHANGE OFFER.

    TO PARTICIPATE IN THE EXCHANGE OFFER, HOLDERS OF COMMON OPTIONS MUST EXCHANGE ALL OF THEIR COMMON OPTIONS FOR CLASS B OPTIONS. PARTIAL EXCHANGES OF COMMON OPTIONS WILL NOT BE PERMITTED. Any holder of Common Options desiring to exchange all of such holder's Common Options should complete and sign the Notice of Election to Exchange Options (the "Notice of Election") or a copy thereof and either mail or deliver such executed Notice of Election (or a facsimile thereof), and, if available, the letters or other instruments representing such Common Options to (i) in the case of land-based personnel, Mindy Miles, Stolt-Nielsen Transportation Group Ltd., 8 Sound Shore Drive, P.O. Box 2300, Greenwich, Connecticut 06836, USA (telephone number 1-203-625-3675 and facsimile number 1-203-625-3917) and (ii) in the case of sea personnel, Hogne von der Fehr, Stolt-Nielsen Transportation Group Ltd., Shipowning Division, 15635 Jacintoport Blvd., Houston, Texas 77015-6534, USA (telephone number 1-281-860-5138 and facsimile number 1-281-860-5176) on or prior to the Expiration Date. If a Common Option holder who delivers a properly executed Notice of Election to exchange Common Options for Class B Options cannot deliver the letters or other instruments representing such Common Options prior to the Expiration Date, the Company will make an appropriate notation in the Company's records so that such Common Options will thereafter, without any further action on the part of the holder, be deemed to represent only options to purchase Class B Shares. The option exercise price, exercise period and terms and conditions of exercise and all other terms of the new Class B Options will be identical to such terms of the Common Options exchanged, except that all such Class B Options will be non-qualified stock options for U.S. Federal income tax purposes.

    HOLDERS OF COMMON SHARES MUST PROPERLY COMPLETE THE LETTER OF TRANSMITTAL (OR AN AGENT'S MESSAGE IN CONNECTION WITH A BOOK-ENTRY DELIVERY) IN ORDER TO EFFECT A VALID TENDER OF THEIR COMMON SHARES. HOLDERS OF

COMMON OPTIONS MUST PROPERLY COMPLETE THE NOTICE OF ELECTION IN ORDER TO EFFECT A VALID TENDER OF THEIR COMMON OPTIONS.

    A holder who desires to exchange Common Shares and whose certificates for such Common Shares are not immediately available (or who cannot follow the procedure for book-entry transfer on a timely basis) or who cannot transmit the Letter of Transmittal and all other required documents to the Exchange Agent before the Expiration Date should tender such Common Shares by following the procedure for guaranteed delivery set forth in "The Exchange Offer--Procedure for Exchanging Common Shares."

    Any questions or requests for assistance or for additional copies of this Offering Circular, the Letter of Transmittal or the Notice of Guaranteed Delivery may be directed to the Information Agent at its address and telephone numbers set forth on the back cover of this Offering Circular. Holders of Common Shares may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

                               TABLE OF CONTENTS

                                                                PAGE
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
Summary of the Exchange Offer...............................      1

Forward-Looking Statements..................................      6

Enforceability of Civil Liabilities.........................      6

Available Information.......................................      6

Information for Holders of Common Shares Resident in
  Norway....................................................      7

Incorporation of Certain Documents By Reference.............      7

The Company.................................................      8

Selected Historical Consolidated Financial Data.............      9

Capitalization..............................................     10

Market And Price Ranges of Securities; Dividends............     11

Special Factors Related to the Exchange Offer...............     13

The Exchange Offer..........................................     19

Certain U.S. Federal and Non-U.S. Income Tax
  Considerations............................................     30

Description of Capital Stock................................     32

Description of American Depositary Shares...................     35

Description of the Option Plans.............................     43

                         SUMMARY OF THE EXCHANGE OFFER

    This summary is provided solely for the convenience of the holders of Common Shares and Common Options and is qualified in its entirety by the detailed information appearing elsewhere in this Offering Circular or incorporated by reference herein. Holders are urged to read this Offering Circular in its entirety prior to tendering any of their Common Shares or Common Options. Terms used in this summary and not defined herein shall have the meanings given to them elsewhere in this Offering Circular.

Exchange Ratio................  One Class B Share for each Common Share. One Class B Option for each Common Option. Holders who participate in the
                                Exchange Offer may elect to receive Class B Shares in the
                                form of ADSs (each representing one Class B Share) or
                                uncertificated Class B Shares registered in the VPS system in Norway.

Expiration Date...............  5:00 p.m., New York City time, on Friday, February 18, 2000, unless extended by the Company. See "The Exchange
                                Offer--Terms of the Exchange Offer."

Background and Purposes of the
  Exchange Offer..............  The Exchange Offer provides holders of the Common Shares the opportunity to exchange Common Shares for Class B Shares
                                having recent market prices in excess of the recent market prices of the Common Shares prior to the initial public
                                announcement of the Exchange Offer. Holders of Common
                                Options will have a similar opportunity in that they may
                                exchange their Common Options for Class B Options to
                                purchase such Class B Shares. The Company believes that a
                                single class of publicly held shares with increased
                                liquidity could result in a lower cost of equity for the
                                Company. Moreover, the Company believes that the Class B
                                Shares, rather than the Common Shares, should be the
                                publicly traded class because of the greater liquidity that the Class B Shares currently enjoy (evidenced, in part, by the generally higher trading prices for the Class B Shares based on historical trading activity). The price
                                differential of the Common Shares and Class B Shares (in ADS form) on Nasdaq recently has been as great as $3.69 (or
                                25%). The Company believes that the Exchange Offer should
                                provide greater market liquidity for the Class B Shares.
                                This, in turn, should enhance investor interest in the Class
                                B Shares, particularly to the extent it results in a greater number of publicly held Class B Shares outstanding following the consummation of the Exchange Offer. See "Special Factors
                                Related to the Exchange Offer."

Procedures for Exchanging
  Common Shares...............  Each holder of Common Shares who wishes to exchange his or her Common Shares must deliver the following documents prior to the Expiration Date to the Exchange Agent at one of its
                                addresses set forth herein: (i) certificates representing
                                such Common Shares together with the Letter of Transmittal, properly completed and duly executed by such holder, and all other documents required by such Letter of Transmittal, (ii)
                                if such holder wishes to deliver his or her Common Shares
                                through book-entry transfer, confirmation of such transfer together with an Agent's Message, or an applicable Letter of
                                Transmittal, properly completed and duly executed by such
                                holder,

                                and all other documents required by such Letter of
                                Transmittal, or (iii) if such holder wishes to tender by
                                guaranteed delivery, a properly completed and duly executed
                                Notice of Guaranteed Delivery. A holder having Common Shares registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such registered holder promptly if such holder wishes to exchange such
                                Common Shares in the Exchange Offer. LETTERS OF TRANSMITTAL,
                                NOTICES OF GUARANTEED DELIVERY AND COMMON SHARE CERTIFICATES
                                SHOULD BE SENT TO THE EXCHANGE AGENT AND NOT TO THE COMPANY.
                                See "The Exchange Offer--Procedure for Exchanging Common
                                Shares."

Procedures for Exchanging
  Common Options..............  Each holder of Common Options who wishes to exchange his or her Common Options must deliver prior to the Expiration Date a Notice of Election, properly completed and duly executed by such holder, and, if available, the letters or other
                                instruments representing such Common Options. Such documents should be delivered to (i) in the case of land-based
                                personnel, Mindy Miles, Stolt-Nielsen Transportation Group
                                Ltd., 8 Sound Shore Drive, P.O. Box 2300, Greenwich,
                                Connecticut 06836, USA (telephone number 1-203-625-3675 and facsimile number 1-203-625-3917) and (ii) in the case of sea personnel, Hogne von der Fehr, Stolt-Nielsen Transportation
                                Group Ltd., Shipowning Division, 15635 Jacintoport Blvd.,
                                Houston, Texas 77015-6534, USA (telephone number
                                1-281-860-5138 and facsimile number 1-281-860-5176). If a
                                Common Option holder who delivers a duly executed Notice of
                                Election to exchange Common Options for Class B Options
                                cannot deliver the letters or other instruments representing such Common Options prior to the Expiration Date, the
                                Company will make an appropriate notation in the Company's records so that such Common Options will thereafter, without any further action on the part of the holder, be deemed to represent only options to purchase Class B Shares. The
                                option exercise price, exercise period and terms and
                                conditions of exercise and all other terms of the new Class
                                B Options received will be the same as those of the Common
                                Options exchanged, except that all such Class B Options will be non-qualified stock options for U.S. Federal income tax purposes.

                                Holders of Common Options must exchange all of their Common
                                Options for Class B Options. Partial exchanges of Common
                                Options will not be permitted. See "The Exchange
                                Offer--Procedure for Exchanging Common Options."

Acceptance of Common Shares or
  Common Options and Delivery
  of Class B Shares or Class B
  Options.....................  Subject to the terms and conditions of the Exchange Offer, the Company will accept for exchange any and all Common
                                Shares or Common Options which are properly tendered in the
                                Exchange Offer and not withdrawn prior to the Expiration
                                Date. The Company

                                will deliver Class B Shares (at the election of the holder, in either ADS or registered form) or Class B Options to
                                tendering holders of Common Shares or Common Options
                                promptly following the Expiration Date. See "The Exchange
                                Offer--Acceptance of Common Shares for Exchange; Delivery of
                                Class B Shares," "--Election to Receive Class B Shares
                                Instead of ADSs" and "--Acceptance of Common Options for
                                Exchange; Delivery of Class B Options."

Withdrawal of Tenders.........  Tenders may be withdrawn at any time prior to 5:00 p.m., New
                                York City time, on the Expiration Date or, unless previously accepted for exchange, after 12:00 midnight, New York City time, on Monday, March 20, 2000. See "The Exchange
                                Offer--Withdrawal Rights."

Conditions of the Exchange
  Offer.......................  The Exchange Offer is not conditioned on any minimum number of Common Shares or Common Options being tendered for
                                exchange. The Exchange Offer is, however, subject to certain other conditions as set forth herein, any or all of which
                                may be waived by the Company. See "The Exchange
                                Offer--Certain Conditions of the Exchange Offer."

Amendment to Articles of
  Incorporation...............  The Company intends to convene an Extraordinary General
                                Meeting on February 16, 2000 to amend the Company's Articles of Incorporation (the "Company's Articles") to provide for the conversion of tendered Common Shares into Class B
                                Shares. Shareholder approval of such amendment is assured
                                because Jacob Stolt-Nielsen and Fiducia Ltd. control an
                                aggregate of approximately 70% of the shares entitled to
                                vote on the amendment (Fiducia Ltd. is a Bermuda company
                                owned by trusts, the beneficiaries of which are members of the Stolt-Nielsen family). See "The Exchange Offer--
                                Luxembourg Law Requirements; Amendment to Articles of
                                Incorporation; Mandatory Conversion."

Mandatory Conversion..........  Luxembourg Company Law requires that there not be more issued Class B Shares than there are issued Common Shares.
                                When Common Shares are exchanged for Class B Shares pursuant to the Exchange Offer, this requirement will not be
                                satisfied unless additional Common Shares are issued. To
                                satisfy this requirement, the Board of Directors of the
                                Company, consistent with authority granted to it in the
                                Company's Articles, has resolved to require that the Class B
                                Shares of, first, (i) Stolt-Nielsen Transportation Group
                                Ltd., a subsidiary of the Company ("SNTG"), and then, to the extent necessary, (ii) Fiducia Ltd., be converted into
                                Common Shares on a share-for-share basis (the "Mandatory
                                Conversion"). It is expected that the Mandatory Conversion will occur promptly upon expiration of the Exchange Offer
                                once the Company has determined the amount of Class B Shares to be exchanged for Common Shares as a result of the
                                Exchange Offer. See "The Exchange Offer--Luxembourg Law
                                Requirements; Amendment to Articles of Incorporation;
                                Mandatory Conversion."

                                The Company has been informed that SNTG, Fiducia Ltd. and
                                Nippon Yusen Kaisha Ltd., a significant shareholder of the
                                Company ("NYK"), do not intend to exchange their Common
                                Shares for Class B Shares in the Exchange Offer.

Voting Control................  If all outstanding Common Shares, other than Common Shares owned by SNTG, Fiducia Ltd. and NYK, are exchanged for Class
                                B Shares, and assuming that the Mandatory Conversion occurs, the Stolt-Nielsen family, directly and indirectly through
                                Fiducia Ltd., will increase its ownership of outstanding
                                Common Shares from approximately 62% to approximately 88%.
                                Additionally, assuming the foregoing circumstances, as a
                                result of Jacob Stolt-Nielsen's ownership of all of the
                                Company's Founder's Shares (as defined herein), the
                                Stolt-Nielsen family would, directly and indirectly through
                                Fiducia Ltd., increase its ownership of outstanding shares generally entitled to vote on all matters submitted to a
                                shareholder vote from approximately 70% to approximately
                                91%. Common Shares held by SNTG are treated as treasury
                                shares and are not entitled to vote pursuant to Luxembourg law. See "The Exchange Offer--Luxembourg Law Requirements;
                                Amendment to Articles of Incorporation; Mandatory
                                Conversion."

Description of Capital
  Stock.......................  As of January 14, 2000, there were 29,364,183 Common Shares outstanding and 25,211,919 Class B Shares outstanding. The
                                Company also has a class of Founder's Shares, no par value
                                (the "Founder's Shares"), owned entirely by Jacob
                                Stolt-Nielsen. The Founder's Shares, at all times,
                                constitute 20% of the Company's voting shares.

                                VOTING. The Common Shares and the Founder's Shares are each entitled to one vote at all meetings of shareholders, except as otherwise provided in the Company's Articles or by
                                Luxembourg law. Class B Shares generally have voting rights to the limited extent required by the Luxembourg Company
                                Law. See "Description of Capital Stock--Voting Rights."

                                DIVIDENDS. Common Shares, Class B Shares and Founder's
                                Shares participate in annual dividends, if any, in the
                                following order of priority:

                                (i) 10% of the stated value thereof (I.E., $0.10 per share)
                                to Class B Shares as a preferred dividend;

                                (ii) US$0.005 per share to Founder's Shares and Common
                                Shares equally;

                                (iii) US$0.095 per share to Common Shares; and

                                (iv) thereafter, Common Shares and Class B Shares equally in all further amounts. See "Description of Capital
                                Stock--Dividends."

                                DISSOLUTION, LIQUIDATION. In the event of dissolution or
                                liquidation of the Company, Class B Shares have priority
                                over Common Shares. See "Description of Capital
                                Stock--Liquidation Preference."

                                EQUAL TREATMENT. If the Company merges or consolidates with another entity where such other entity will remain the
                                surviving entity, the holders of Class B Shares are entitled to receive consideration which is not less than the per
                                share consideration received by any holder of Common Shares in such transaction. See "Description of Capital
                                Stock--Equal Treatment Provision."

Certain U.S. Federal and
  Non-U.S. Income Tax
  Considerations..............  The exchange of the Class B Shares for Common Shares and the
                                Class B Options for Common Options should be treated as a
                                tax-free transaction for U.S. Federal income tax and
                                Luxembourg tax purposes. However, an exchange of Common
                                Shares or Common Options may be a taxable event for
                                residents of Norway. See "Certain U.S. Federal and Non-U.S.
                                Income Tax Considerations."

For Shareholders Residing in
  Norway......................  The Exchange Offer will not be made to holders of Common
                                Shares domiciled in, or with registered addresses in, Norway until such time as Norwegian offering materials have been
                                reviewed and approved by the OSE. Brokers, dealers,
                                commercial banks and trust companies who hold Common Shares in their name for the account of clients domiciled in, or
                                with registered addresses in, Norway must not forward copies of the Offering Circular and Letter of Transmittal to such clients without simultaneously forwarding the Norwegian
                                offering materials to such clients. Such Norwegian offering materials will be available from Den Norske Bank
                                Verdipapirservice ASA, Stranden 21, 0250 Oslo, Norway,
                                Tel. 22-48-10-50, Fax. 22-48-11-71, Attn: Grethe Nes or
                                Ketil Giil Berg. See "The Exchange Offer--Certain Legal
                                Matters; Regulatory and Foreign Approvals."

Exchange Agent................  First Chicago Trust Company of New York.

Information Agent.............  D.F. King & Co., Inc.

                           FORWARD-LOOKING STATEMENTS

    All forward-looking statements made by the Company (including those incorporated by reference herein) involve material risks and uncertainties and are subject to change based on various important factors which may be beyond the Company's control. Accordingly, the Company's future performance and financial results may differ materially from those expressed or implied in any forward-looking statements. Although the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in connection with tender offers, the Company believes that you should be aware that factors which may affect future performance and financial results include, but are not limited to: general economic and business conditions; industry capacity; industry trends; competition; asset operational performance; raw material costs and availability; currency fluctuations; disease and other natural causes; immaturity of aquaculture technology; the loss of any significant customers; changes in business strategy or development plans; availability, terms and deployment of capital; availability of qualified personnel; changes in, or the failure or inability to comply with, government regulations; adverse weather conditions; and other factors referenced in the Company's 1998 Annual Report (as defined herein).

                      ENFORCEABILITY OF CIVIL LIABILITIES

    The Company is a corporation organized under the laws of Luxembourg. Several of the Company's directors and officers reside and maintain most of their assets outside the United States and it may not be possible to effect service of process within the United States upon the Company or upon such persons, or to enforce against them in U.S. courts judgments obtained in such courts predicated upon the civil liability provisions of the U.S. Federal securities laws. The Company has been advised by Elvinger, Hoss & Prussen, its Luxembourg counsel, that there is substantial doubt as to whether the courts of Luxembourg would
(i) enforce judgments of U.S. courts obtained in actions against the Company or such directors and officers predicated upon the civil liability provisions of the U.S. Federal securities laws or (ii) entertain original actions brought in Luxembourg against the Company or such directors and officers predicated solely upon the civil liability provisions of the U.S. Federal securities laws. There is no treaty in effect between the United States and Luxembourg providing for such enforcement, and there are grounds upon which Luxembourg courts may choose not to enforce judgments of United States courts. Certain remedies available under the U.S. Federal securities laws would not be enforced by Luxembourg courts as contrary to that nation's public policy.

                             AVAILABLE INFORMATION

    The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith the Company files reports and other information with the U.S. Securities and Exchange Commission (the "SEC") as a foreign private issuer. The reports and other information filed by the Company with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street (Suite 1400), Chicago, Illinois 60661. Copies of such material also can be obtained at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the SEC maintains a home page on the Internet (http://www.sec.gov) that contains certain reports and other information filed by the Company. As a foreign private issuer, the Company is exempt from certain provisions of the Exchange Act prescribing the furnishing and content of proxy statements.

    The Company furnishes to Citibank, N.A., as Depositary under the Deposit Agreement, copies of all reports required to be filed by the Company with the SEC under the Exchange Act, including its annual reports in English containing a brief description of its operations and its audited annual consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles and

Regulation S-X of the SEC. In addition, the Company is required under the Deposit Agreement to furnish the Depositary with copies of all notices of meetings of holders of Class B Shares and other reports and communications that are generally made available to such holders. Under certain circumstances, the Depositary will arrange for the mailing, at the Company's expense, of such notices, other reports and communications to all holders of ADSs.

          INFORMATION FOR HOLDERS OF COMMON SHARES RESIDENT IN NORWAY

    Pursuant to the Norwegian Securities Trading Act of 1997 (the "NSTA"), holders of Common Shares residing in, or with registered addresses in, Norway ("Norwegian Shareholders") cannot accept the Exchange Offer until the OSE has reviewed and approved this Offering Circular pursuant to the NSTA, chapter 5. To satisfy the NSTA requirements the offering material made available to Norwegian Shareholders will consist of this Offering Circular and the Letter of Transmittal, plus supplemental offering materials that include the Company's Form 20-F (including the 1998 Annual Report), filed in May 1999, and Form 6-K, filed October 13, 1999. Norwegian Shareholders should contact Den norske Bank Verdipapirservice ASA, Stranden 21, 0250 Oslo, telephone 22-48-10-50, fax no:
22-48-11-71 attention Grethe Nes or Ketil Giil Berg to receive the Norwegian offering materials, as reviewed and approved by the OSE.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed with the SEC by the Company are incorporated by reference in this Offering Circular:

        (a) Annual Report on Form 20-F for the fiscal year ended November 30, 1998 (the "1998 Annual Report"); and

        (b) Report on Form 6-K, filed with the SEC on October 13, 1999, containing the Interim Financial Statements (as defined herein).

    Pursuant to Rule 13e-3 and Rule 13e-4 under the Exchange Act, the Company has filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 (the
"Schedule 13E-3") and an Issuer Tender Offer Statement on Schedule 13E-4 (the "Schedule 13E-4") with the SEC with respect to the Exchange Offer. The
Schedule 13E-3 and the Schedule 13E-4, including exhibits, may be inspected or copied as described under "Available Information."

    All reports subsequently filed by the Company pursuant to Sections 13(a) and
(c) of the Exchange Act, including its reports on Form 6-K filed after the date hereof and prior to the termination of the Exchange Offer (if the Company identifies in such reports on Form 6-K that they are being incorporated by reference in this Offering Circular), shall be deemed to be incorporated by reference herein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Offering Circular to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Offering Circular.

    This Offering Circular incorporates by reference documents which are not present herein or delivered herewith. The Company will provide without charge to each person to whom this Offering Circular is delivered, on the request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written or telephone requests for such documents should be directed to the Information Agent at D.F. King & Co., Inc., 77 Water Street, 20th Floor, New York, New York 10005,
(800) 347-4750 (toll free) or (212) 269-5550 (call collect).

    As used herein, the term "Financial Statements" refers to (1) the Company's audited consolidated balance sheets as of November 30, 1998 and 1997, and the related consolidated statements of income, shareholders' equity and cash flows for each of the two years ended
November 30, 1998 and 1997 and the notes thereto (the "Company Financial Statements") and (2) the Company's interim unaudited consolidated financial statements as of August 31, 1999 and 1998 and for the nine month periods ended August 31, 1999 and 1998 and the notes thereto (the "Interim Financial Statements").

                                  THE COMPANY

GENERAL

    Stolt-Nielsen S.A. is a holding company which, through its subsidiaries, is engaged in the worldwide transportation, storage and distribution of bulk liquid chemicals, edible oils, acids and other specialty liquids; subsea services covering all phases of offshore oil and gas operations from exploration to decommissioning; and aquaculture, the production, marketing, and distribution of farmed fish.

    The Company was incorporated in Luxembourg in 1974. The Company's registered office is located at 23, Avenue Monterey, L-2086 Luxembourg and it is registered at the Companies' Registrar of the Luxembourg District Court under the designation "R.C. Luxembourg B.12.179." The Company's principal executive offices are c/o Stolt-Nielsen Limited, Aldwych House, 71-91 Aldwych, London WC2B 4HN, England; telephone number 44-171-611-8960. The Company's internet address is www.stoltnielsen.com.

RECENT DEVELOPMENTS

    The Company recently announced two joint ventures. In November 1999, SNTG agreed to form a joint venture with Transportacion Maritima Mexicana, S.A. de C.V. to develop parcel tanker services in the Gulf of Mexico and the Caribbean Sea. In October 1999, SNTG and Marine Transport Corporation Inc. announced the formation of a joint venture company, Stolt Marine Tankers Inc., which completed the purchase of two chemical parcel tankers from Occidental Chemical Corporation Inc.

    On December 16, 1999, Stolt Comex Seaway S.A. ("Stolt Comex"), a subsidiary of the Company, announced the acquisition of ETPM S.A., a French offshore construction and engineering company and wholly owned subsidiary of Groupe GTM S.A. ("GTM") for a total of $130 million in cash and 6.1 million Class A Shares of Stolt Comex with guaranteed minimum net proceeds of $18.50 per share after two years, if GTM holds such shares. In connection with the acquisition, Stolt Comex agreed to assume net debt of $62 million and to enter into a hire bareboat agreement for two ships owned by GTM, with an early purchase option. To facilitate the financing of the ETPM S.A. acquisition, the Company will convert $100 million of debt owed by Stolt Comex to the Company into approximately
10.3 million Class A Shares of Stolt Comex.

    Stolt Comex also announced in December 1999 the completion of a transaction with NKT Holding
A/S ("NKT") in which the two parties became joint owners of NKT Flexibles I/S, a manufacturer of flexible flow lines and dynamic flexible risers for the offshore oil and gas industry. NKT Flexibles is owned 51% by NKT and 49% by Stolt Comex. NKT Flexibles was initially established in July 1999 by transferring the flexible flow line business and assets of NKT Cables A/S into the new company. Stolt Comex issued 1,758,242 Class A Shares with an average guaranteed value of $14.475 per share and paid $10.5 million in cash for its 49% interest.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

    The selected consolidated financial data for the fiscal years ended November 30, 1998 and 1997 are derived from the Company's audited consolidated financial statements. The selected consolidated financial data for the nine months ended August 31, 1999 and 1998 are unaudited and, in the opinion of management, include all adjustments, all of which are of a normal recurring nature, necessary for a fair presentation. This information should be read in conjunction with the Company Financial Statements and the Interim Financial Statements. Results of operations for the nine months ended August 31, 1999 and 1998 are not necessarily indicative of the results for the full year.

                                                  FOR THE YEARS ENDED           FOR THE NINE MONTHS ENDED
                                                     NOVEMBER 30,                      AUGUST 31,
                                               -------------------------       ---------------------------
                                                 1998            1997            1999              1998
                                               ---------       ---------       ---------         ---------
                                                           (IN MILLIONS EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
Net operating revenue...................       $1,796.6        $1,526.1        $1,334.8          $1,294.4
Income from operations..................          190.3           165.6            93.0             148.1
Non-recurring items, net................            3.1           124.0            --                 2.3
Net recurring income....................           93.2           113.1            31.5              80.3
Net income(a)...........................           96.3           237.1            31.5              82.6
Net income per share
  Basic.................................            1.76            4.34            0.58              1.51
  Diluted...............................            1.75            4.28            0.57              1.50
Net recurring income per share
  Basic.................................            1.70            2.07            0.58              1.47
  Diluted...............................            1.69            2.04            0.57              1.46
Weighted average number of Common and
  Class B Shares and equivalents
  outstanding
  Basic.................................           54.7            54.7            54.5              54.7
  Diluted...............................           55.0            55.4            54.9              55.1
Cash dividends per share................       $    0.50       $    0.50       $   0.375         $    0.50

                                                    AS OF NOVEMBER 30,              AS OF AUGUST 31,
                                                 -------------------------       -----------------------
                                                   1998            1997            1999           1998
                                                 ---------       ---------       --------       --------
                                                           (IN MILLIONS EXCEPT PER SHARE DATA)
BALANCE SHEET DATA:
Current assets less current liabilities
  (including current portion of long-term
  debt)...................................       $  132.4        $  112.0        $ 140.5        $ 133.4
Total assets..............................        3,008.1         2,402.8        3,026.9        2,934.1
Long-term debt (including current
  portion)................................        1,128.9           776.6        1,164.4        1,071.6
Shareholders' equity......................        1,132.4         1,062.6        1,126.3        1,105.0
Book value per share......................           20.78           19.35          20.65          20.27
Total number of Common and Class B shares
  outstanding.............................           54.5            54.9           54.6           54.5

------------------------

(a) Includes the extraordinary benefit on early repayment of debt of $7.4 million or $0.13 per share in 1997; and the gain on sale of common stock of a subsidiary of $139.5 million or $2.52 per share in 1997.

                                 CAPITALIZATION

    The following table sets forth the consolidated capitalization of the Company and its consolidated subsidiaries which should be read in conjunction with the Company Financial Statements and the Interim Financial Statements. The capitalization of the Company has been adjusted on a pro forma basis to reflect
(i) the Exchange Offer for the Common Shares being accepted on a 100% basis (other than with respect to Common Shares held by SNTG, Fiducia Ltd. and NYK, which are not expected to be exchanged) and (ii) the Mandatory Conversion assuming the related exchange level.

                                                                     AUGUST 31, 1999
                                                              ------------------------------
                                                                ACTUAL     AS ADJUSTED(1)(3)
                                                              ----------   -----------------
                                                                      (IN THOUSANDS,
                                                                    EXCEPT SHARE DATA)
Short-term bank loans.......................................  $    8,860       $    8,860
Current maturities long-term debt...........................      75,280           75,280
                                                              ----------       ----------
  Total short-term debt.....................................  $   84,140       $   84,140
                                                              ==========       ==========
Long-term debt..............................................  $1,089,151       $1,089,151
                                                              ==========       ==========
Shareholder's equity
  Founder's Shares, no par value, 15,000,000 Shares
    authorized, 7,818,059 outstanding, 7,967,889 as
    adjusted(2).............................................          --               --
  Common Shares, no par value, 60,000,000 shares authorized,
    31,272,238 outstanding, 31,871,556 outstanding, as
    adjusted................................................      31,272           31,872
  Class B Shares, no par value, 60,000,000 shares
    authorized, 30,970,874 outstanding, 30,371,556
    outstanding, as adjusted................................      30,971           30,372
Paid-in surplus.............................................  $  347,531       $  347,531
Retained earnings(1)........................................  $  895,629       $  894,834
Cumulative translation adjustment...........................  $  (45,038)      $  (45,038)
Less--Treasury stock, 1,921,905 Common Shares and 5,766,905
  Class B Shares, 7,688,810 Common Shares, as adjusted, 0
  Class B Shares, as adjusted...............................  $ (134,024)      $ (134,024)
                                                              ----------       ----------
  Total shareholders' equity................................  $1,126,341       $1,125,546
                                                              ----------       ----------
  Total capitalization......................................  $2,215,492       $2,214,697
                                                              ==========       ==========

------------------------

(1) As adjusted to reflect estimated offering expenses of $795,000.

(2) To maintain the Founder's Shares ratio of one Founder's Share to every four Common Shares.

(3) As adjusted assumes that at the date of consummation of the Exchange Offer the Common Shares and Class B Shares are trading at equal value.

                MARKET AND PRICE RANGES OF SECURITIES; DIVIDENDS

PRICE RANGE OF SECURITIES

    The Class B Shares are traded on Nasdaq in the form of ADSs under the symbol "STLBY" and on the OSE under the symbol "SNIB". The Common Shares are traded on Nasdaq under the symbol "STLTF." The table that follows sets forth, for the calendar quarters indicated, the reported high and low closing sales prices of the Class B Shares and the Common Shares as reported by Nasdaq and the OSE.

                                                            NASDAQ
                                                             ADSS
                                      NASDAQ            CLASS B SHARES         OSLO STOCK EXCHANGE
                                   COMMON SHARES          EQUIVALENT             CLASS B SHARES
                                -------------------   -------------------   -------------------------
2000                              HIGH       LOW        HIGH       LOW         HIGH           LOW
----                            --------   --------   --------   --------   -----------   -----------
1st Quarter
(to January 20, 2000).........  $18.250    $11.750    $18.750    $14.625    NOK 155.00    NOK 120.00

1999
----
4th Quarter.                      15.875     11.875     18.063     14.375        145.00        122.00
3rd Quarter...................   16.750     12.750     19.250     14.750        148.00        118.00
2nd Quarter...................   14.500     10.500     15.938     11.750        127.50         96.00
1st Quarter...................   12.750      9.000     12.250      9.875         95.00         73.00

1998
----
4th Quarter.                      14.625     10.375     13.500      9.500         97.50         75.00
3rd Quarter...................   18.750     10.500     19.000     10.000        147.00         90.00
2nd Quarter...................   20.625     17.250     20.375     17.750        152.00        137.00
1st Quarter...................   22.375     17.125     23.500     17.625        170.00        138.00

    On January 13, 2000, the last full trading day before the announcement of the Exchange Offer, the reported closing sale price of the Common Shares on Nasdaq was $16.50 per share. On such date, the reported closing sale price of the ADSs on Nasdaq was $18.25 and of the Class B Shares on the OSE was NOK 146. On the last full trading day before the commencement of the Exchange Offer, the reported closing sales price of the Common Shares on Nasdaq was 18.25 per share. On such date, the reported closing sales price of the ADSs on Nasdaq was 18.75 and on the OSE was NOK 155. Holders are urged to obtain a current market quotation for the Common Shares, the Class B Shares and the ADSs.

    As of January 14, 2000, there were 29,364,183 Common Shares outstanding and 1,367,125 Common Options. The Common Shares were held by approximately 360 shareholders of record, and the Common Options were held by approximately 251 persons.

DIVIDENDS

    The following table sets forth the total dividend payments per Common Share, Class B Share and Founder's Share made during the fiscal years indicated:

CLASS OF STOCK                                         1997       1998              1999
--------------                                       --------   --------   -----------------------
Common Shares......................................   $0.500     $0.500    $0.375
Class B Shares.....................................   $0.500     $0.500    $0.375
Founder's Shares...................................   $0.005     $0.005    $0.005

    Cash dividends are normally paid twice a year in U.S. dollars. On
December 15, 1999, the Company paid an interim cash dividend for the 1999 fiscal year of $0.125 per Common Share and per Class B Share to shareholders of record as of December 1, 1999.

    The Company is party to certain loan agreements which include provisions that limit the payment of dividends, the most restrictive of which are contained in certain private placement agreements executed in 1996, 1997 and 1998. These agreements provide for a cumulative limitation of dividends, share repurchases and investments and advances to nonconsolidated companies and joint ventures. The cumulative amount available is calculated by adding the sum of
(i) $56 million, (ii) 75 percent of consolidated net earnings (as defined in such agreements) since November 30, 1995 and (iii) 100 percent of proceeds from the sale of stock of the Company less dividends, share repurchases and investments in and advances to nonconsolidated companies and joint ventures since November 30, 1995. Most of the Company's loan agreements also contain financial covenants that would prohibit the payment of dividends if the covenants were breached as a result of such dividend payment or otherwise.

    The Company has been advised by Elvinger, Hoss & Prussen that at the present time there are no exchange controls in existence in Luxembourg which would
(i) restrict the export or import of capital, including, but not limited to, foreign exchange controls, or (ii) affect the Company's ability to make payments of dividends, interest or other amounts to nonresident shareholders.

                 SPECIAL FACTORS RELATED TO THE EXCHANGE OFFER

BACKGROUND AND PURPOSE OF THE EXCHANGE OFFER

    In 1996, when the Company first offered its Class B Shares to the public and listed them on Nasdaq and the OSE, the Company announced that the Class B Shares would be the Company's principal equity instrument. Since that time, the Class B Shares have generally traded at a premium over the Common Shares. See "Market and Price Ranges of Securities; Dividends." The Company believes that this disparity primarily relates to the greater liquidity of the Class B Shares: the Class B Shares are listed for trading in both the United States (Nasdaq) and in Norway (OSE), and a greater percentage, as well as a greater absolute number, of Class B Shares are held by investors who are not affiliated with the Company.

    As of January 14, 2000, there were 8,360,746 publicly held Common Shares (I.E., held by persons other than Fiducia Ltd., SNTG or NYK) while there were 13,710,110 publicly traded Class B Shares (including Class B Shares represented by ADSs). Upon the completion of the Exchange Offer, assuming all Common Shares are exchanged for Class B Shares (other than Common Shares owned by Fiducia Ltd., SNTG or NYK, which are not expected to be exchanged in the Exchange Offer), there will be 22,070,856 publicly traded Class B Shares.

    The Company believes that the Exchange Offer will result in improved market liquidity of the Class B Shares, to the extent it results in a greater number of publicly held Class B Shares outstanding following the Exchange Offer. This, in turn, could result in a higher level of institutional investor interest in the Class B Shares, because a larger public float should allow larger purchase and sale transactions in the Class B Shares without materially affecting the market price thereof. Additionally, the Company anticipates that investor interest in the Company in Norway could increase because the Class B Shares are already listed on the OSE.

    The Company believes that a single class of publicly held shares with increased liquidity could result in a lower cost of equity for the Company.

    From time to time in 1999, the Company reviewed alternative methods of focusing the public trading markets on the Class B Shares. The Company examined the possibility of undertaking a Common Share purchase program in accordance with the safe harbor provided by Rule 10b-18 under the Exchange Act. The Company considered financing the Common Share purchases with the proceeds of sales by SNTG of Class B Shares held by SNTG. The Company, however, concluded that this alternative was not desirable because the trading volume of Common Shares is insufficient to support a Common Share purchase program that would result in meaningful Common Share repurchases except over a very lengthy time frame. The Exchange Offer was determined to be preferable because it could achieve the desired result in a short time frame. Additionally, the Company concluded that, unlike a Common Share repurchase program, an exchange offer would treat all holders of Common Shares equally and would have the further advantage of permitting such holders to participate on a basis that would be free of U.S. and Luxembourg taxes.

FAIRNESS OF THE EXCHANGE OFFER

    The Board of Directors of the Company, a majority of whom are not officers or employees of the Company or any of its subsidiaries, believes that the Exchange Offer is fair to the unaffiliated holders of Common Shares and is preferable to the other alternative considered.

    In reaching its conclusion, the Board of Directors considered the factors described below. The discussion of these factors is not intended to be exhaustive, but identifies the material factors considered by the Board of Directors.

    - Each holder of Common Shares or Common Options who elects to participate in the Exchange Offer will receive a continuing equity interest in the Company represented by registered Class B

      Shares or ADSs. The Board considered that the rights of the Class B Shares with respect to dividends and distributions on liquidation or winding up, as well as the provisions in the Company's Articles requiring equal treatment of the Class B Shares and the Common Shares in a merger or similar transaction, ensure that the Class B Shares economically are at least equivalent to the Common Shares.

    - The historical trading patterns and the recent market prices of the Common Shares and the Class B Shares indicate that the Exchange Offer would enable holders of Common Shares to receive Class B Shares that generally have traded at a premium over the prices at which Common Shares have traded. The closing price of the Class B Shares on Nasdaq on January 13, 2000 (the last day before public announcement of the Exchange Offer) represented an 11% premium over the closing price of the Common Shares on Nasdaq on such date.

    - Acceptance of the Exchange Offer is wholly voluntary on the part of the holders of Common Shares and Common Options and treats all such holders equally.

    - The Exchange Offer, if successfully completed, should provide greater market liquidity for the Class B Shares, increase investor interest in the Company and, thereby, lower the Company's cost of equity capital.

    - It is advantageous to the Company to focus public investor interest on a single class of shares. In light of the greater liquidity of the Class B Shares, compared to the Common Shares, and the existing listing of the Class B Shares in Norway on the OSE, the Board believed that it was preferable to offer to exchange Class B Shares for Common Shares as a means of achieving this goal.

    - The Class B Shares offered in the Exchange Offer have limited voting rights, as compared to the Common Shares, which have full voting rights on all matters submitted to a shareholder vote. The Board of Directors determined, however, that this factor was outweighed by the other factors considered by the Board of Directors, particularly since the Stolt-Nielsen family, directly and indirectly through Fiducia Ltd., already owns approximately 70% of the shares generally entitled to vote on all matters submitted to a shareholder vote. If all publicly held Common Shares are exchanged for Class B Shares, and assuming that a Mandatory Conversion occurs, the percentage ownership of voting shares held by the Stolt-Nielsen family would increase to approximately 91%, but such increase would not meaningfully affect the control of the Company.

    - The Exchange Offer is structured as a tax-free transaction for both the Company and the holders of Common Shares or Common Options for U.S. Federal income tax and Luxembourg tax purposes, although an exchange of Common Shares or Common Options may be a taxable event for residents of Norway.

    In view of the variety of factors considered in connection with its evaluation of the terms of the Exchange Offer, the Board of Directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its conclusions, nor did it evaluate whether or not these factors were of equal importance. The Board of Directors also understood that the Exchange Offer is not conditioned on the favorable vote of a majority of unaffiliated stockholders and that the Board of Directors did not retain an unaffiliated representative to act solely on behalf of unaffiliated holders of Common Shares to negotiate the terms of the Exchange Offer. The Board of Directors unanimously determined that the Exchange Offer, nevertheless, was procedurally fair because, among other things, the Board of Directors consists of a majority of directors who are neither officers nor employees of the Company or any of its subsidiaries and those directors unanimously approved the Exchange Offer and the Exchange Offer is wholly voluntary and treats all holders of Common Shares equally. The Board of Directors did not consider net book value, going concern value, or the purchase price paid in previous purchases by the Company of the Common Shares because the Board did not believe such factors to be relevant in a transaction pursuant to which shareholders would receive a continuing equity interest in the Company.

    The Board of Directors has not requested a fairness opinion, appraisal or similar report relating to the Exchange Offer from any investment banker or financial adviser because it did not believe that such a report would be relevant to the Exchange Offer. A fairness opinion, appraisal or similar report is sometimes requested by a company to obtain an opinion on whether a transaction is fair from a financial perspective to a particular group of persons. The Board of Directors believes that, in light of the continuing equity interest in the Company being offered in the Exchange Offer, and the other factors described above, it is not necessary to seek a fairness opinion, appraisal or similar report relating to the Exchange Offer. Holders of Common Shares will not have appraisal rights as a result of the Exchange Offer.

CERTAIN COMMON SHARES EXPECTED TO BE EXCHANGED

    Based on an inquiry made by representatives of the Company, the Company believes that each person listed in Schedule I hereto who owns Common Shares or Common Options will exchange his Common Shares or Common Options in the Exchange Offer. The fact that such persons exchange or do not exchange their Common Shares or Common Options does not in any manner constitute a recommendation by such persons for other holders of Common Shares or Common Options to tender or not to tender, and no director or executive officer of the Company makes any recommendation that any holder of Common Shares or Common Options tender or not tender in response to the Exchange Offer. Holders of Common Shares or Common Options must make their own decisions whether or not to tender. The Company, however, expects that Fiducia Ltd., SNTG and NYK will not exchange their Common Shares for Class B Shares in the Exchange Offer.

CERTAIN EFFECTS OF THE EXCHANGE OFFER

    MARKET FOR SHARES. Common Shares exchanged for Class B Shares will be canceled. The exchange of Class B Shares for Common Shares pursuant to the Exchange Offer will reduce the number of outstanding Common Shares held by shareholders who are not affiliates of the Company and the number of holders of Common Shares and could adversely affect the liquidity and market value of the remaining Common Shares held by non-affiliates. See "--Exchange Act Registration" and "--Stock Quotation."

    VOTING CONTROL. If all outstanding Common Shares, other than Common Shares owned by SNTG, Fiducia Ltd. and NYK are exchanged for Class B Shares, and assuming that a Mandatory Conversion occurs, the Stolt-Nielsen family, indirectly through Fiducia Ltd., will increase its ownership of outstanding Common Shares from approximately 62% to approximately 88%. Additionally, assuming the foregoing circumstances, as a result of Jacob Stolt-Nielsen's ownership of all of the Company's Founder's Shares, the Stolt-Nielsen family will, directly and indirectly through Fiducia Ltd., increase its ownership of outstanding shares generally entitled to vote on all matters submitted to a shareholder vote from approximately 70% to approximately 91%. See "The Exchange Offer--Luxembourg Law Requirements; Amendment to Articles of Incorporation; Mandatory Conversion."

    EXCHANGE ACT REGISTRATION. The Common Shares are currently registered under the Exchange Act. Such registration may be terminated upon application of the Company to the SEC if the Common Shares are neither listed on a national securities exchange or Nasdaq, nor held by 300 or more holders of record. If registration of the Common Shares under the Exchange Act were terminated,
(i) the Common Shares would no longer be eligible for Nasdaq reporting and
(ii) the information required to be furnished by the Company to holders of Common Shares and, with respect only to the Common Shares, to the SEC would be substantially reduced. The Company intends to apply for termination of registration of the Common Shares under the Exchange Act as soon after the completion of the Exchange Offer as the requirements for such termination are met.

    STOCK QUOTATION. Depending upon the number of Common Shares tendered pursuant to the Exchange Offer, the Common Shares may no longer meet the requirements of the National Association of Securities Dealers, Inc. (the "NASD") for continued inclusion in Nasdaq. The NASD requires that to have a class of securities included in Nasdaq an issuer must either (i) have at least 750,000 publicly held shares of such class, held by at least 400 round lot shareholders, with a market value of at least $5,000,000, have at least two market makers, have net tangible assets of at least $4,000,000 and have a minimum bid price per share of such class of $1.00, or (ii) have at least 1,100,000 publicly held shares of such class, held by at least 400 round lot shareholders, with a market value of at least $15,000,000, have a minimum bid price per share of such class of $5.00, have at least four market makers and have either (A) a market capitalization of at least $50,000,000 or (B) total assets and revenues of at least $50,000,000. Shares held directly or indirectly by directors, officers or beneficial owners of more than 10 percent of the Common Shares are not considered as being publicly held for this purpose.

    The Company intends to apply for the cessation of quotation of the Common Shares on Nasdaq as soon as the eligibility requirements set forth above are no longer met. If the Common Shares cease to be quoted on Nasdaq, the market for the Common Shares could be adversely affected. It is possible that the Common Shares would be traded or quoted on other securities exchanges or in the over-the-counter market, and that price quotations would be reported by such exchanges or through other sources. The extent of the public market for the Common Shares and the availability of such quotations would, however, depend upon the number of shareholders and/or the aggregate market value of the Common Shares remaining at such time, the interest in maintaining a market in the Common Shares on the part of securities firms, the possible termination of registration of the shares under the Exchange Act and other factors.

    MARGIN REGULATIONS. The Common Shares are currently "margin securities" under the regulations of the Federal Reserve Board. This has the effect, among other things, of allowing brokers to extend credit on the collateral of the Common Shares. Depending on the number of Common Shares outstanding after the Exchange Offer and certain other factors, Common Shares might not constitute "margin securities" for the purposes of the margin regulations and, in such event, could not be used as collateral for margin loans. In any event, the Common Shares will cease to be "margin securities" if registration of the Common Shares under the Exchange Act is terminated.

    Rule 13e-4 under the Exchange Act generally prohibits the Company and its affiliates from purchasing any Common Shares, other than pursuant to the Exchange Offer, or any Class B Shares for at least ten business days after the Expiration Date; provided, that the Company has been informed by the SEC that the Company may effect the Mandatory Conversion during such ten-day period.

INTEREST OF CERTAIN PERSONS IN SECURITIES OF THE COMPANY; CONTRACTS, ARRANGEMENTS OR UNDERSTANDINGS WITH RESPECT TO SECURITIES OF THE COMPANY

    Except as described elsewhere in this Offering Circular or incorporated by reference herein, (i) neither the Company nor any of the persons listed in
Schedule I hereto has any contract, arrangement, understanding or relationship with any person with respect to the securities of the Company or has effected any transaction in securities of the Company during the past 60 days, and (ii) neither the Company nor any associate or affiliate of the Company has effected any transaction in securities of the Company during the past 40 business days.

    The table below sets forth the number of Common Shares and Class B Shares beneficially owned (including securities for which there is a right to acquire) as of January 14, 2000, by each of the persons listed below.

                                                        COMMON SHARES            CLASS B SHARES
                                                   -----------------------   ----------------------
                      NAME                           OWNED      OPTIONS(A)     OWNED     OPTIONS(A)
-------------------------------------------------  ----------   ----------   ---------   ----------
Jacob Stolt-Nielsen..............................      61,647     64,250        64,323     35,875
Carroll N. Bjornson..............................     179,658      1,000        53,399        500
Philip W. Darwin.................................       1,000      1,000         2,580        500
Erling C. Hjort..................................          --         --            --         --
Tadatoshi Mamiya.................................          --         --            --         --
Christer Olsson..................................          --      1,000            --        500
Jacob B. Stolt-Nielsen...........................      26,400     30,275         3,120     16,825
Niels G. Stolt-Nielsen...........................          --      7,000        14,820      3,500
Christopher J. Wright............................      75,000     60,000        42,787     31,500
Jan Chr. Engelhardtsen...........................      11,000     62,725            --     33,425
Samuel Cooperman.................................          --     38,000            --     22,000
Bernard Vossier..................................          --      3,000        13,000      1,500
Fiducia Ltd.(b)..................................  18,003,437         --     9,001,809         --
  Clarendon House
  2 Church Street
  P.O. Box HM 666
  Hamilton
  HM CX Bermuda
Stolt-Nielsen....................................   1,921,905         --     5,766,905         --
  Transportation Group Ltd.
  8 Sound Shore Drive
  P.O. Box 2300
  Greenwich, CT 06836
Nippon Yusen Kaisha, Ltd.........................   2,500,000         --     3,000,000         --
  Yusen Building
  2-3-2 Marunouchi
  Chiyoda-ku
  Tokyo 100
  Japan
Stolt-Nielsen Inc................................    44,910(c)        --            --         --
  Section 401(K) Plan Unitized Stock Fund
  8 Sound Shore Drive
  P.O. Box 2300
  Greenwich, CT 06836

------------------------

(a) Includes options exercisable within 60 days of January 14, 2000.

(b) Fiducia Ltd. is owned by trusts of which members of the Stolt-Nielsen family are beneficiaries.

(c) Represents the number of Common Shares in the Plan on December 31, 1999.

    Since December 1, 1997, SNTG has purchased a total of 335,000 Common Shares in open market purchases. Of these, (i) 222,500 Common Shares were purchased during the first quarter of 1998 at prices ranging from a high of $22.92 per share to a low of $18.88 per share, with an average purchase price of $20.51 per share, and (ii) 112,500 Common Shares were purchased during the third fiscal quarter of 1998 at prices ranging from a high of $18.63 per share to a low of $17.13 per share, with an average purchase price of $18.05 per share. Other than as described in the preceding sentence or as incorporated by reference herein, there have not been any purchases of Common Shares by the Company or its affiliates since December 1, 1997.

PLANS FOR THE COMPANY AFTER THE EXCHANGE OFFER

    Assuming the Exchange Offer is successful, the Company intends to apply to the NASD for cessation of quotation of the Common Shares and to the SEC for termination of registration of the Common Shares under the Exchange Act.

    Following the Exchange Offer, the Company or one or more of its affiliates may from time to time seek to acquire additional outstanding Common Shares, if any, held by unaffiliated holders. Such acquisitions, if any, could be effected by means of one or more tender offers, exchange offers, open market purchases or negotiated transactions.

    Except as set forth above and elsewhere in this Offering Circular, the Company has no present plan or proposal that relates to or would result in
(i) an extraordinary corporate transaction such as a merger, reorganization or liquidation, involving the Company or any of its subsidiaries, (ii) a sale or transfer of a material amount of assets of the Company or any of its subsidiaries, (iii) any change in the present Board of Directors or management of the Company including, but not limited to, any plan or proposal to change the number or term of directors, to fill any existing vacancy on the Board or to change any material term of the employment contract of any executive officer,
(iv) any material change in the present dividend rate or policy or indebtedness or capitalization of the Company, (v) any other material change in the Company's corporate structure or business, (vi) a class of the Company's equity securities becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act, or (vii) the suspension of the Company's obligation to file reports pursuant to Section 15(d) of the Exchange Act.

PAST CONTACTS, NEGOTIATIONS AND TRANSACTIONS

    Other than as described herein or as incorporated by reference herein, since December 1, 1997, there have not been any contacts, negotiations or transactions which have been entered into or which have occurred (i) between any affiliates of the Company or (ii) between the Company or any of its affiliates and any person who is not affiliated with the Company concerning a merger, consolidation or acquisition; a tender offer for or other acquisition of securities of any class of the Company; an election of directors of the Company; or a sale or other transfer of a material amount of assets of the Company or of any of its subsidiaries.

                               THE EXCHANGE OFFER

TERMS OF THE EXCHANGE OFFER

    The Company hereby offers, on the terms and subject to the conditions set forth herein and in the related Letter of Transmittal, to exchange one Class B Share for each Common Share outstanding, and on the terms and subject to the conditions set forth herein and in the Notice of Election, to exchange one
Class B Option for each Common Option outstanding. On the terms and subject to the conditions of the Exchange Offer, the Company will accept for exchange (and will thereby exchange for Class B Shares or Class B Options, respectively)
(i) any and all Common Shares and (ii) all, but not less than all, Common Options held by any holder that are properly tendered (and not withdrawn) before the Expiration Date.

    The term "Expiration Date" means 5:00 p.m., New York City time, on Friday, February 18, 2000, unless and until the Company shall have extended the period of time for which the Exchange Offer is open, in which event the term "Expiration Date" shall refer to the latest time and date at which the Exchange Offer, as so extended by the Company, shall expire. For a description of the Company's rights to extend the period of time during which the Exchange Offer is open and to delay, terminate or amend the Exchange Offer, see "--Extension of Tender Period; Termination; Amendments."

    The Company reserves the right, in its sole discretion, at any time or from time to time, to extend the period of time during which the Exchange Offer is open by giving oral or written notice of such extension to the Exchange Agent and making a public announcement thereof. See "--Extension of Tender Period; Termination; Amendments." There can be no assurance, however, that the Company will exercise its right to extend the Exchange Offer.

    In the event that the Company modifies the consideration offered for Common Shares or Common Options in the Exchange Offer, such modified consideration would be given for all Common Shares or Common Options, as the case may be, tendered and accepted in the Exchange Offer.

    If (a) the Company (i) increases or decreases the consideration to be given for Common Shares or Common Options or (ii) decreases the number of Common Shares or Common Options being sought, and (b) the Exchange Offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day from and including the date that notice of such increase or decrease is first published, sent or given in the manner specified in "--Extension of Tender Period; Termination; Amendments," the Exchange Offer will be extended until the expiration of such ten business day period. For the purposes of the Exchange Offer, a "business day" means any day other than a Saturday, Sunday or Federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time.

    As of January 14, 2000, 29,364,183 Common Shares and 25,211,919 Class B Shares (including Class B Shares represented by ADSs) were outstanding, and 1,367,125 Common Options and 1,424,532 Class B Options were outstanding. This Offering Circular, together with the Letter of Transmittal, is first being sent to holders of record of Common Shares or Common Options on January 21, 2000.

    Although the Company currently has no plan or intention to do so, subject to applicable laws and regulations, it reserves the right in its sole discretion to purchase or make offers for any Common Shares or Common Options that remain outstanding subsequent to the consummation of the Exchange Offer. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

    Tendering holders of Common Shares will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Common Shares pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer. See "--Fees and Expenses."

    THE EXCHANGE OFFER IS NOT CONDITIONED ON ANY MINIMUM NUMBER OF COMMON SHARES OR COMMON OPTIONS BEING TENDERED. THE EXCHANGE OFFER IS, HOWEVER, SUBJECT TO CERTAIN OTHER CONDITIONS. SEE "--CERTAIN CONDITIONS OF THE EXCHANGE OFFER."

PROCEDURE FOR EXCHANGING COMMON SHARES

    PROPER TENDER OF COMMON SHARES. For Common Shares to be properly exchanged pursuant to the Exchange Offer:

        (a) the certificates for such Common Shares (or confirmation of receipt of such Common Shares pursuant to the procedure for book-entry transfer set forth below), together with a properly completed and duly executed Letter of Transmittal (or a facsimile copy thereof) with any required signature guarantees, or an Agent's Message (as defined below) in connection with a book-entry delivery of Common Shares, and any other documents required by the Letter of Transmittal, must be received before the Expiration Date by the Exchange Agent at one of its addresses set forth on the back cover of this Offering Circular; or

        (b) the tendering holder must comply with the guaranteed delivery procedures set forth below.

    It is a violation of Section 14(e) of the Exchange Act, and the rules and regulations thereunder, and Rule 13e-4 promulgated thereunder, for a person to tender Common Shares for such person's own account unless the person so tendering:

        (a) owns such Common Shares; or

        (b) owns an option, warrant or right to purchase such Common Shares and intends to acquire Common Shares for tender by exercise of such option, warrant or right.

    A tender of Common Shares made pursuant to any method of delivery set forth herein will constitute a binding agreement between the tendering holder and the Company upon the terms and subject to the conditions of the Exchange Offer, including the tendering holder's representation that (i) such holder owns the Common Shares being tendered within the meaning of Rule 13e-4 promulgated under the Exchange Act and (ii) the tender of such Common Shares complies with Rule 13e-4.

    The term "Agent's Message" means a message, transmitted by the Book-Entry Transfer Facility to, and received by, the Exchange Agent and forming a part of a Book-Entry Confirmation (as defined herein), which states that the Book-Entry Transfer Facility has received an express acknowledgment from the participant in the Book-Entry Transfer Facility tendering the Common Shares which are the subject of such Book-Entry Confirmation, that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that the Company may enforce such agreement against the participant.

    SIGNATURE GUARANTEES AND METHODS OF DELIVERY. No signature guarantee is required on the Letter of Transmittal if the Letter of Transmittal is signed by the registered owner of the Common Shares (which term for purposes of this Section, includes any participant in The Depository Trust Company (the "Book-Entry Transfer Facility") whose name appears on a security position listing as the owner of the Common Shares) tendered therewith, and delivery is to be made directly to such registered owner at such owner's address shown on the records of the Company, or if Common Shares are tendered for the account of a financial institution (including most banks, savings and loan associations, and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (an "Eligible Institution"). In all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 1 of the Letter of Transmittal. If a certificate representing Common Shares is registered in the name of a person other than the person signing a Letter of Transmittal, or if Class B Shares are to be issued, or certificates for Common Shares not purchased or tendered are to be issued, to a person other than the registered owner, the certificate must be endorsed or accompanied by an appropriate stock power, in either case signed exactly as the name of the registered owner appears on the certificate, with the signature on the certificate or stock power guaranteed by an Eligible Institution. In all cases, Class B Shares to be issued in exchange for Common Shares tendered and accepted for exchange pursuant to the Exchange Offer will be issued only after timely receipt by the Exchange Agent of certificates for such Common Shares (or a Book-Entry Confirmation of the delivery of such Common Shares), a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) (or, in the case of a book-entry transfer, an Agent's Message) and any other documents required by the Letter of Transmittal.

    THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING STOCK CERTIFICATES, THE LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS, IS AT THE ELECTION AND RISK OF THE TENDERING HOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED.

    BOOK-ENTRY DELIVERY. The Exchange Agent will establish an account with respect to the Common Shares at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Offering Circular. Any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of the Common Shares by causing the Book-Entry Transfer Facility to transfer such Common Shares into the Exchange Agent's account in accordance with the Book-Entry Transfer Facility's procedure for such transfer. Even though delivery of Common Shares may be effected through book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), with any required signature guarantees, or an Agent's Message, and other required documents, must, in any case, be transmitted to and received by the Exchange Agent at one of its addresses set forth on the back cover of this Offering Circular before the Expiration Date, or the guaranteed delivery procedures set forth below must be followed. DELIVERY OF REQUIRED DOCUMENTS TO THE BOOK-ENTRY TRANSFER FACILITY DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

    GUARANTEED DELIVERY. If a holder desires to tender Common Shares pursuant to the Exchange Offer and such holder's certificates for Common Shares are not immediately available (or the procedure for book-entry transfer cannot be followed on a timely basis) or time will not permit the Letter of Transmittal and all other required documents to reach the Exchange Agent before the Expiration Date, such Common Shares may nevertheless be tendered provided that all the following conditions are satisfied:

        (a) such tender is made by or through an Eligible Institution;

        (b) the Exchange Agent receives (by hand, mail or facsimile transmission), before the Expiration Date, a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form the Company has provided with this Offering Circular; and

        (c) the certificates for all tendered Common Shares in proper form for transfer (or confirmation of book-entry transfer (a "Book-Entry Confirmation") of such Common Shares into the Exchange Agent's account at the Book-Entry Transfer Facility), together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) or, in the case of a book-entry transfer, an Agent's Message, and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within three Nasdaq trading days after the date of execution of such Notice of Guaranteed Delivery.

    DETERMINATION OF VALIDITY; REJECTION OF COMMON SHARES; WAIVER OF DEFECTS; NO OBLIGATION TO GIVE NOTICE OF DEFECTS. All questions as to the number of Common Shares to be accepted and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Common Shares will be determined by the Company, in its sole discretion, which determination shall be final and binding on all parties. The Company reserves the right to reject any or all tenders determined by it not to be in proper form or the acceptance for exchange of which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the right to waive any of the conditions of the Exchange Offer and/or any defect or irregularity in any tender of Common Shares. No tender of Common Shares will be deemed properly made until all defects or irregularities have been cured or waived. None of the Company, the Exchange Agent, the Information Agent or any other person is or will be obligated to give notice of any defects or irregularities in tenders, and none of them will incur any liability for failure to give any such notice.

PROCEDURE FOR EXCHANGING COMMON OPTIONS

    PROPER TENDER OF COMMON OPTIONS. For Common Options to be properly tendered pursuant to the Exchange Offer, the letters or other instruments representing such Common Options together with a properly completed and duly executed Notice of Election (or a facsimile copy thereof) must be delivered before the Expiration Date to (i) in the case of land-based personnel, Mindy Miles, Stolt-Nielsen Transportation Group Ltd., 8 Sound Shore Drive, P.O. Box 2300, Greenwich, Connecticut 06836, USA (telephone number 1-203-625-3675 and facsimile number 1-203-625-3917) and (ii) in the case of sea personnel, Hogne von der Fehr, Stolt-Nielsen Transportation Group Ltd., Shipowning Division, 15635 Jacintoport Blvd., Houston, Texas 77015-6534, USA (telephone number 1-281-860-5138 and facsimile number 1-281-860-5176). If a Common Option holder who delivers a properly executed Notice of Election to exchange Common Options for Class B Options cannot deliver the letters or other instruments representing such Common Options prior to the Expiration Date, the Company will make an appropriate notation in the Company's records so that such Common Options will thereafter, without any further action on the part of the holder, be deemed to represent only options to purchase Class B Shares. The option exercise price, exercise period and terms and conditions of exercise and all other terms of the new Class B Options received will be the same as those of the Common Options exchanged, except that all such Class B Options will be non-qualified stock options for U.S. Federal income tax purposes.

    A tender of Common Options made pursuant to the method of delivery set forth herein will constitute a binding agreement between the tendering holder and the Company upon the terms and subject to the conditions of the Exchange Offer, including the tendering holder's representation that each Common Option being tendered has not previously terminated or expired or been canceled or exercised and that such holder is the duly authorized holder of such Common Option. HOLDERS OF COMMON OPTIONS MUST EXCHANGE ALL OF THEIR COMMON OPTIONS FOR CLASS B OPTIONS. PARTIAL EXCHANGES OF COMMON OPTIONS WILL NOT BE PERMITTED.

    DETERMINATION OF VALIDITY; REJECTION OF COMMON OPTIONS; WAIVER OF DEFECTS; NO OBLIGATION TO GIVE NOTICE TO DEFECTS. All questions as to the number of Common Options to be accepted and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Common Options will be determined by the Company, in its sole discretion, which determination shall be final and binding on all parties. The Company reserves the right to reject any or all tendered Common Options determined by it not to be in proper form or the acceptance for exchange of which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the right to waive any of the conditions of the Exchange Offer and/or any defect or irregularity in any tender of Common Options. No tender of Common Options will be deemed properly made until all defects or irregularities have been cured or waived. None of the Company, the Exchange Agent, the Information Agent or any other person is or will be obligated to give notice of any defects or irregularities in tenders, and none of them will incur any liability for failure to give any such notice.

ELECTION TO RECEIVE CLASS B SHARES INSTEAD OF ADSS

    Holders who participate in the Exchange Offer may elect to receive Class B Shares in the form of ADSs (each representing one Class B Share) or uncertificated Class B Shares registered in the VPS system in Norway. Tendering holders of Common Shares will receive ADSs representing Class B Shares in the Exchange Offer unless they elect to receive uncertificated Class B Shares registered in the VPS system by so indicating in the Letter of Transmittal. In the absence of such election, the Class B Shares will be deposited with the Depositary under the Deposit Agreement and the tendering holder will receive one ADS for each Common Share tendered.

WITHDRAWAL RIGHTS

    Except as otherwise provided herein, a tender of Common Shares or Common Options pursuant to the Exchange Offer is irrevocable. Common Shares or Common Options tendered pursuant to the

Exchange Offer may be withdrawn at any time before the Expiration Date and, unless theretofore accepted for payment by the Company, after 12:00 midnight, New York City time, on Monday, March 20, 2000.

    For a withdrawal to be effective, the Exchange Agent must timely receive (at one of its addresses set forth on the back cover of this Offering Circular) a written or facsimile transmission notice of withdrawal. For a withdrawal of Common Options to be effective, the Company must timely receive (at its address set forth in this Offering Circular) a written or facsimile transmission notice of withdrawal. Any notice of withdrawal must specify the name of the person having tendered the Common Shares or Common Options, as the case may be, to be withdrawn, the number of Common Shares or Common Options to be withdrawn and, if different from the name of the person who tendered the Common Shares, the name of the registered owner of such Common Shares. If the certificates have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, the tendering holder must also submit the serial numbers shown on the particular certificates evidencing such Common Shares and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution (except in the case of Common Shares tendered by an Eligible Institution). If Common Shares have been delivered pursuant to the procedure for book-entry transfer set forth under "--Procedure For Tendering Common Shares," the notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Common Shares and otherwise comply with the procedures of such facility.

    All questions as to the form and validity (including time of receipt) of notices of withdrawal will be determined by the Company, in its sole discretion, which determination shall be final and binding on all parties. None of the Company, the Exchange Agent, the Information Agent or any other person is or will be obligated to give any notice of any defects or irregularities in any notice of withdrawal, and none of them will incur any liability for failure to give any such notice. A withdrawal of a tender may not be rescinded and Common Shares or Common Options properly withdrawn shall thereafter be deemed not to be validly tendered for purposes of the Exchange Offer. Withdrawn Common Shares or Common Options, however, may be retendered before the Expiration Date by again following one of the procedures described under "--Procedure For Exchanging Common Shares" or "--Procedure for Exchanging Common Options."

ACCEPTANCE OF COMMON SHARES FOR EXCHANGE; DELIVERY OF CLASS B SHARES

    Upon the terms and subject to the conditions of the Exchange Offer, the acceptance of Common Shares validly tendered under the Exchange Offer and not withdrawn, and delivery of the Class B Shares in exchange therefor will be made promptly after the Expiration Date.

    For purposes of the Exchange Offer, the Company shall be deemed to have accepted validly tendered Common Shares when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of Common Shares for the purposes of receiving the Class B Shares from the Company. All Common Shares so accepted shall be deemed to have been exchanged for Class B Shares, and the tendering holder thereby shall be entitled to all of the rights, privileges and obligations that attach to the Class B Shares so exchanged.

    If any tendered Common Shares are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Common Shares will be returned, without expense, to the tendering holder thereof (or, in the case of Common Shares tendered by book-entry transfer, to an account maintained at such Book-Entry Transfer Facility), promptly after the expiration or termination of the Exchange Offer.

ACCEPTANCE OF COMMON OPTIONS FOR EXCHANGE; DELIVERY OF CLASS B OPTIONS

    Upon the terms and subject to the conditions of the Exchange Offer, the acceptance of Common Options validly tendered under the Exchange Offer and not withdrawn, and, if the tendering holder delivered to the Company the letter or instrument evidencing the Common Options so tendered, delivery of a new letter or instrument evidencing the Class B Options in exchange therefor, or, if the tendering holder did not deliver to the Company the letter or instrument evidencing the Common Options so tendered, an appropriate notation in the records of the Company will be made so that such Common Options will, without any further action on the part of the holder, be deemed to represent only options to purchase Class B Shares after the Expiration Date. The option exercise price, exercise period, terms and conditions of exercise and all other terms of the new Class B Options received will be the same as the Common Options surrendered in exchange therefor, except that all such Class B Options will be non-qualified stock options.

    For purposes of the Exchange Offer, the Company shall be deemed to have accepted validly tendered Common Options when, as and if the Company has given oral or written notice thereof to the tendering holders of Common Options.

    Holders of Common Options must exchange all of their Common Options for Class B Options. Partial exchanges of Common Options will not be permitted.

    If any tendered Common Options are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the letter or other instrument evidencing any such unaccepted Common Options, if any, delivered to the Company will be returned, without expense, to the tendering holder thereof, promptly after the expiration or termination of the Exchange Offer.

CERTAIN CONDITIONS OF THE EXCHANGE OFFER

    Notwithstanding any other provision of the Exchange Offer, and in addition to (and not in limitation of) the Company's right to extend, amend or terminate the Exchange Offer as set forth under "--Extension of Tender Period; Termination; Amendments," the Company shall not be required to accept for exchange, or exchange Class B Shares or Class B Options for, any Common Shares or Common Options tendered, and may terminate or amend the Exchange Offer, subject to Rule 13e-4(f) under the Exchange Act, if before acceptance for exchange of or exchange for any such Common Shares or Common Options, any of the following shall have occurred (or shall have been determined by the Company to have occurred) that, in the Company's reasonable judgment in any such case and regardless of the circumstances (including any action or omission to act by the Company) giving rise thereto, makes it inadvisable to proceed with the Exchange Offer or with such acceptance of the Common Shares and Common Options:

        (a) there shall have been threatened, instituted or pending any action or proceeding by any government or governmental, regulatory or administrative agency, authority or tribunal or any other person, domestic or foreign, before any court, authority, agency or tribunal, domestic or foreign, which directly or indirectly: (i) challenges the making of the Exchange Offer, the acquisition of some or all of the Common Shares pursuant to the Exchange Offer, or otherwise relates in any manner to the Exchange Offer; or (ii) in the reasonable judgment of the Company, could materially and adversely affect the business, condition (financial or otherwise), income, operations, assets, liabilities or prospects of the Company and its subsidiaries, taken as a whole, or otherwise materially impair in any way the contemplated future conduct of the business of the Company or any of its subsidiaries or materially impair the Exchange Offer's contemplated benefits to the Company;

        (b) there shall have been any action threatened, pending or taken, or approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the Exchange Offer or the Company or any of its subsidiaries, by any court or any government or governmental, regulatory or administrative authority, agency or tribunal, domestic or foreign, which, in the reasonable judgment of the Company, would or might directly or indirectly: (i) make the acceptance for exchange, or exchange of Class B Shares or Class B Options for, some or all the Common Shares or Common Options, as the case may be, illegal or otherwise restrict or prohibit consummation of the Exchange

    Offer; (ii) delay or restrict the ability of the Company, or render the Company unable, to accept for exchange, or exchange Class B Shares or Class B Options for, some or all the Common Shares or Common Options;
    (iii) materially impair the contemplated benefits of the Exchange Offer to the Company; or (iv) materially and adversely affect the business, condition (financial or otherwise), income, operations, assets, liabilities or prospects of the Company and its subsidiaries, taken as a whole, or otherwise materially impair in any way the contemplated future conduct of the business of the Company or any of its subsidiaries;

        (c) there shall have occurred: (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market; (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, Norway or Luxembourg; (iii) the commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States, Norway or Luxembourg; (iv) any limitation (whether or not mandatory) by any governmental, regulatory or administrative agency or authority on, or any event which, in the reasonable judgment of the Company, might affect the extension of credit by banks or other lending institutions in the United States, Norway or Luxembourg;
    (v) any significant decrease in the market price of the Common Shares or the Class B Shares; (vi) any change in the general political, market, economic or financial conditions in the United States or abroad that could, in the reasonable judgment of the Company, have a material adverse effect on the business, condition (financial or otherwise), income, operations, assets, liabilities or prospects of the Company and its subsidiaries, taken as a whole, or the trading in the Common Shares or the Class B Shares; (vii) in the case of any of the foregoing existing at the time of the commencement of the Exchange Offer, in the reasonable judgment of the Company, a material escalation, acceleration or worsening thereof; or (viii) any decline in either the Dow Jones Industrial Average or the Standard & Poor's Index of 500 Industrial Companies by an amount in excess of 10% measured from the close of business on January 20, 2000;

        (d) any tender or exchange offer with respect to any or all of the Common Shares or the Class B Shares (other than the Exchange Offer), or any merger, acquisition, business combination or other similar transaction with or involving the Company or any subsidiary, shall have been proposed, announced or made by any person or entity;

        (e) any change shall occur or be threatened in the business, condition (financial or otherwise), income, operations, stock ownership, assets, liabilities or prospects of the Company and its subsidiaries, taken as a whole, which, in the reasonable judgment of the Company, is or may be material to the Company or affects the anticipated benefits to the Company of acquiring Common Shares pursuant to the Exchange Offer; or

        (f) (i) any person, entity or "group" (as that term is used in Section 13(d)(3) of the Exchange Act) shall have acquired, or proposed to acquire, beneficial ownership of more than 5% of the outstanding Common Shares or the Class B Shares (other than a person, entity or group which had publicly disclosed such ownership in a Schedule 13D or 13G (or an amendment thereto) on file with the SEC prior to January 20, 2000; (ii) any such person, entity or group that has filed a Schedule 13D or 13G with the SEC prior to January 20, 2000 shall have acquired or proposed to acquire beneficial ownership of an additional 2% or more of the outstanding Common Shares or Class B Shares; (iii) any new group shall have been formed which beneficially owns more than 5% of the outstanding Common Shares; or
    (iv) any person, entity or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or made a public announcement reflecting an intent to acquire the Company or any of its subsidiaries or any of their respective assets or securities, except that any such acquisition or filing made by any member of the Stolt-Nielsen family or an affiliated entity or any subsidiary of the Company shall not be subject to this paragraph (f).

    The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances (including any action or inaction by the Company) giving rise to any such condition and any such condition may be waived by the Company, in whole or in part. The Company's failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. Any determination by the Company concerning the events described above and any related judgment or decision by the Company concerning the inadvisability of proceeding with the acceptance of or exchange of Class B Shares or Class B Options for, Common Shares or Common Options tendered will be final and binding on all parties. In certain cases, waiver of a condition to the Exchange Offer would require an extension of the Expiration Date. See "--Extension of Tender Period; Termination; Amendments."

LUXEMBOURG LAW REQUIREMENTS; AMENDMENT TO ARTICLES OF INCORPORATION; MANDATORY
  CONVERSION

    MANDATORY CONVERSION. Pursuant to Article 44 of the Luxembourg Company Law, the number of issued non-voting shares may not exceed the number of issued voting shares (excluding Founder's Shares). As a consequence of this provision, Article Thirty-Six of the Articles of Incorporation of the Company provides that, if the issuance of further Class B Shares would result in the number of issued Class B Shares exceeding the number of issued Common Shares, the Board of Directors of the Company can effect a Mandatory Conversion. The Board of Directors intends to effect a Mandatory Conversion to be conditional on, and effective simultaneously with, the consummation of the Exchange Offer. The Mandatory Conversion does not require the approval of the shareholders of the Company and will not be submitted to a vote at the Extraordinary General Meeting.

    If all outstanding Common Shares, other than Common Shares owned by Fiducia Ltd., SNTG and NYK, are exchanged for Class B Shares, and assuming that a Mandatory Conversion occurs, the Stolt-Nielsen family, directly and indirectly through Fiducia Ltd., will increase its ownership of outstanding Common Shares from approximately 62% to approximately 88%. Additionally, assuming the foregoing circumstances, as a result of Jacob Stolt-Nielsen's ownership of all of the Company's Founder's Shares, the Stolt-Nielsen family will, directly and indirectly through Fiducia Ltd., increase its ownership of outstanding shares generally entitled to vote on all matters submitted to a shareholder vote from approximately 70% to approximately 91%. See "The Exchange Offer--Luxembourg Law Requirements; Amendment to Articles of Incorporation; Mandatory Conversion."

    AMENDMENT TO ARTICLES OF INCORPORATION. The Company is delivering a Notice of Extraordinary General Meeting to the shareholders entitled to vote on this matter (I.E., holders of Common Shares and Founder's Shares). At the Extraordinary General Meeting, the shareholders will vote on an amendment to the Company's Articles providing for the conversion of tendered Common Shares into Class B Shares (the "Articles Amendment"). The Articles Amendment will require the approval of a two-thirds vote of the Common Shares and Founder's Shares present or represented and, when the meeting is first convened, a quorum of 50% of the outstanding shares entitled to vote. Shareholder approval of the Articles Amendment is assured because members of the Stolt-Nielsen family, directly or through Fiducia Ltd., control approximately 70% of the shares entitled to vote on such matter.

CERTAIN LEGAL MATTERS; REGULATORY AND FOREIGN APPROVALS

    Pursuant to the NSTA, Norwegian Shareholders cannot accept the Exchange Offer until the OSE has reviewed and approved this Offering Circular pursuant to the NSTA, chapter 5. To satisfy the NSTA requirements the offering material made available to Norwegian Shareholders will consist of this Offering Circular and the Letter of Transmittal, plus supplemental offering materials that include the Company's Form 20-F (including the 1998 Annual Report), filed in May 1999, and Form 6-K, filed October 13, 1999. Norwegian Shareholders should contact Den norske Bank Verdipapirservice ASA, Stranden 21, 0250 Oslo, Tel. 22-48-10-50, Fax. 22-48-11-71, Attn: Grethe Nes or Ketil Giil Berg to receive the Norwegian offering materials, as reviewed and approved by the OSE.

    The Exchange Offer will not be made to Norwegian Shareholders until such time as Norwegian offering materials have been reviewed and approved by the OSE. Brokers, dealers, commercial banks, trust companies and other nominees who hold Common Shares in their name for the account of clients domiciled in, or with registered addresses in, Norway must not forward copies of the Offering Circular and Letter of Transmittal to such clients without simultaneously forwarding the Norwegian offering materials to such clients. Such Norwegian offering materials will be available from Den norske Bank Verdipapirservice ASA, Stranden 21, 0250 Oslo, Norway, Tel. 22-48-10-50, Fax. 22-48-11-71, Attn: Grethe Nes or Ketil Giil Berg.

    Except as set forth elsewhere in this Offering Circular, the Company is not aware of any license or regulatory permit that is material to its business that might be adversely affected by its acquisition of Common Shares or Common Options as contemplated in the Exchange Offer or of any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, that would be required for the Company's acquisition or ownership of Common Shares or Common Options pursuant to the Exchange Offer. Should any such approval or other action be required, the Company currently contemplates that it will seek such approval or other action. The Company cannot predict whether it may determine that it is required to delay the acceptance for exchange of Common Shares or Common Options tendered pursuant to the Exchange Offer pending the outcome of any such matter. There can be no assurance that any such approval or other action, if needed, would be obtained or would be obtained without substantial conditions or that the failure to obtain any such approval or other action might not result in adverse consequences to the Company's business. The Company intends to make all required filings under the Exchange Act. The Company's obligation under the Exchange Offer to accept Common Shares and Common Options for exchange is subject to certain conditions. See "--Certain Conditions of the Exchange Offer."

EXTENSION OF TENDER PERIOD; TERMINATION; AMENDMENTS

    The Company expressly reserves the right, in its sole discretion, at any time or from time to time and regardless of whether or not any of the events set forth under "--Certain Conditions of the Exchange Offer" shall have occurred or shall be deemed by the Company to have occurred, to extend the period of time during which the Exchange Offer is open and thereby delay acceptance for exchange of any Common Shares or Common Options by giving oral or written notice of such extension to the Exchange Agent and making a public announcement thereof. During any such extension, all Common Shares and Common Options previously tendered and not exchanged or withdrawn will remain subject to the Exchange Offer, except to the extent that such Common Shares or Common Options may be withdrawn as set forth under "--Withdrawal Rights." The Company also expressly reserves the right, in its sole discretion, to withdraw or terminate the Exchange Offer and not accept for exchange or exchange Class B Shares or Class B Options for any Common Shares or Common Options not theretofore accepted for exchange or exchanged, or subject to applicable law, to postpone the exchange of Class B Shares and Class B Options for Common Shares and Common Options, respectively, under circumstances including but not limited to the occurrence of any of the conditions specified under "--Certain Conditions of the Exchange Offer" by giving oral or written notice of such termination or postponement to the Exchange Agent and making a public announcement thereof. The Company's reservation of the right to delay the exchange of Class B Shares and Class B Options for Common Shares and Common Options, respectively, which it has accepted for exchange is limited by Rule 13e-4(f)(5) promulgated under the Exchange Act, which requires that the Company must pay the consideration offered or return the Common Shares or Common Options tendered promptly after termination or withdrawal of a tender offer. Subject to compliance with applicable law, the Company further reserves the right, in its sole discretion, and regardless of whether or not any of the events set forth under "--Certain Conditions of the Exchange Offer" shall have occurred or shall be deemed by the Company to have occurred, to amend the Exchange Offer in any respect (including, without limitation, by decreasing or increasing the consideration offered in the Exchange Offer to owners of Common Shares or Common Options or by decreasing the number of Common Shares and Common

Options being sought in the Exchange Offer). Amendments to the Exchange Offer may be made at any time or from time to time effected by public announcement thereof, such announcement, in the case of an extension, to be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Any disclosure of a material change in the information published, sent or given to holders of Common Shares or Common Options will be disseminated promptly to holders of Common Shares or Common Options in a manner reasonably calculated to inform holders of such change to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(2) promulgated under the Exchange Act. Without limiting the manner in which the Company may choose to make a public announcement pursuant to or concerning the Exchange Offer, except as required by applicable law, the Company shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by making a release to the Dow Jones News Service.

    If the Company makes a material change in the terms of the Exchange Offer or the information concerning the Exchange Offer or waives a material condition of the Exchange Offer, the Company will extend the Exchange Offer to the extent required by applicable rules or regulations promulgated under the Exchange Act. The minimum period during which an offer or information concerning the offer (other than a change in consideration or a change in percentage of securities sought) will depend on the facts and circumstances then existing, including the relative materiality of the changed terms or information. If (a) the Company
(i) increases or decreases the consideration for which Common Shares or Common Options may be properly tendered or (ii) decreases the number of Common Shares or Common Options being sought, and (b) the Exchange Offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day from and including the date that notice of such increase or decrease is first published, sent or given, the Exchange Offer will be extended until the expiration of such ten business day period.

FEES AND EXPENSES

    The Company has not retained any dealer-manager or similar agent in connection with the Exchange Offer, and will not pay any fees or commissions to any broker, dealer, commercial bank, trust company or other person for soliciting Common Shares or Common Options pursuant to the Exchange Offer. The Company will, however, on request, reimburse such persons for customary handling and mailing expenses incurred in forwarding materials in respect of the Exchange Offer to the beneficial owners for which they act as nominees. Except as set forth herein, no broker, dealer, commercial bank, trust company or other person has been authorized to act as an agent for the Company for the purpose of the Exchange Offer. The Company will pay (or cause to be paid) any stock transfer taxes on its purchase of Common Shares and Common Options pursuant to the Exchange Offer, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

    FINANCIAL ADVISOR. The Company has engaged ING Barings LLC to act as financial advisor (the "Financial Advisor") to the Company in connection with the Exchange Offer. The Financial Advisor has not been retained to solicit any tenders pursuant to the Exchange Offer. For its services, the Financial Advisor is entitled to received a fixed fee of $500,000 payable at the earlier to occur of the consummation of the Exchange Offer or March 31, 2000, regardless of whether the Exchange Offer is consummated, and to be reimbursed monthly for certain out-of-pocket expenses. The Company has agreed to indemnify the Financial Advisor against certain liabilities, including liabilities under federal securities laws, to which the Financial Advisor may become subject in connection with its services to the Company as financial advisor.

    EXCHANGE AGENT. First Chicago Trust Company of New York has been appointed exchange agent in connection with the Exchange Offer. The Company has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. Letters of Transmittal and all correspondence in connection with the Exchange Offer must be sent or delivered to the Exchange Agent at the address set forth herein.

    INFORMATION AGENT. D.F. King & Co., Inc. has been retained by the Company as Information Agent in connection with the Exchange Offer. The Information Agent will assist shareholders who request assistance in connection with the Exchange Offer. The Company has agreed to pay the Information Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

    None of the Financial Advisor, the Exchange Agent or the Information Agent has been authorized to make solicitations or recommendations in connection with the Exchange Offer.

    The following is an estimate of the costs and expenses expected to be incurred by the Company in connection with the Exchange Offer:

Advisor fees and expenses...................................  $500,000
Legal, accounting and filing fees, printing and mailing
  costs and other expenses..................................   295,000
                                                              --------
                                                               795,000

    All such costs and expenses will be paid by the Company out of operating cash flow.

    Certain employees of the Company have provided assistance with respect to the Exchange Offer, primarily with respect to the preparation of this Offering Circular to comply with the requirements under the Exchange Act. No employee of the Company has received, or will receive, any additional or separate compensation for such services.

          CERTAIN U.S. FEDERAL AND NON-U.S. INCOME TAX CONSIDERATIONS

U.S. FEDERAL INCOME TAX CONSIDERATIONS

    The following is a discussion of the anticipated material U.S. Federal income tax consequences to "U.S. holders" (as defined below) of Common Shares who exchange their Common Shares for Class B Shares or ADSs pursuant to the Exchange Offer. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, administrative rulings and pronouncements of the Internal Revenue Service (the "IRS") and judicial decisions, all as of the date hereof. All of the foregoing are subject to change and any such change may be retroactively applied. This discussion does not purport to address all of the U.S. Federal income tax consequences that may be applicable to particular categories of holders of Common Shares, some of which may be subject to special rules, such as financial institutions, thrift institutions, real estate investment trusts, tax-exempt organizations, regulated investment companies, insurance companies and brokers and dealers or traders in securities or currencies, persons whose functional currency is not the United States dollar, and persons that will hold Class B Shares or ADSs as part of a position in a straddle or as part of a hedging, conversion or other integrated investment transaction. THIS DISCUSSION DOES NOT ADDRESS THE U.S. FEDERAL ESTATE AND GIFT OR ALTERNATIVE MINIMUM TAX CONSEQUENCES OF THE EXCHANGE OFFER OR ANY STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OF THE EXCHANGE OFFER.

    A "U.S. holder" is a beneficial owner of Common Shares who or which for U.S. Federal income tax purposes is (a) a United States citizen or resident individual, (b) a corporation or partnership created or organized in or under the laws of the United States, (c) an estate if its income is subject to U.S. Federal income taxation regardless of its source, or (d) a trust, if the trust has validly elected to be treated as a United States person for U.S. federal income tax purposes or if (i) a United States court can exercise primary supervision over its administration and (ii) one or more United States persons have the authority to control all of its substantial decisions.

    The exchange of Common Shares for Class B Shares or ADSs pursuant to the Exchange Offer should qualify as a "recapitalization" under
Section 368(a)(1)(E) of the Code. Although the IRS could take a contrary position, the premium received on the exchange of Common Shares for Class B Shares or ADSs, based on the respective market prices of the Common Shares, Class B Shares and ADSs prior to the announcement of the Exchange Offer, should not result in taxable income to the U.S. holders of Common Shares. Accordingly, U.S. holders of Common Shares should not be required to recognize any income, gain or loss on the exchange.

    The aggregate tax basis of the Class B Shares or ADSs received pursuant to the Exchange Offer should be equal to the tax basis of the exchanging U.S. holder of Common Shares' tax basis in the Class B Shares exchanged therefor. Provided that an exchanging U.S. holder of Common Shares holds its Common Shares as a capital asset on the date of the exchange, the holding period of the Class B Shares or ADSs received by such exchanging holder of Common Shares should include the period during which it held the Common Shares exchanged therefor.

    Holders of Common Options who receive Class B Options in accordance with the Exchange Offer should not recognize income, gain or loss as a result of such exchange. If a holder of Common Options that are not intended to qualify as "incentive stock options" under Section 422 of the Code elects to exchange such Common Options for Class B Options in accordance with the Exchange Offer, the Class B Options received will continue to be subject to the same tax treatment as the Common Options so exchanged.

    If a holder of Common Options that are intended to qualify as "incentive stock options" elects to exchange such Common Options for Class B Options in accordance with the Exchange Offer, the Class B Options received will not qualify as "incentive stock options." If a holder of Common Options that are intended to qualify as "incentive stock options" elects not to exchange such Common Options for Class B Options in accordance with the Exchange Offer, such Common Options retained will cease to qualify as "incentive stock options" after the Exchange Offer is made to holders of Common Options. After the

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
Exchange Offer, all Common Options and Class B Options outstanding on the date of the Exchange Offer will be treated, for U.S. Federal income tax purposes, as stock options that are not intended to qualify as "incentive stock options." The exercise of such a Common Option or Class B Option will generally result in immediate recognition of ordinary income by the holder of such Common Option or Class B Option in the amount by which the fair market value of the Common Shares or Class B Shares, as the case may be, purchased, on the date of such exercise, exceeds the aggregate option price paid. Any appreciation or depreciation in the fair market value of such shares after the date of such exercise will generally result in a capital gain or loss to the holder at the time he or she disposes of such shares.

    THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION PURPOSES ONLY. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF EXCHANGES MADE BY THEM PURSUANT TO THE EXCHANGE OFFER IN VIEW OF THEIR OWN PARTICULAR CIRCUMSTANCES.

NORWEGIAN INCOME TAX CONSIDERATIONS

    The following is a summary of material Norwegian income tax considerations relevant to holders of Common Shares and holders of Common Options who are tax residents of Norway and who exchange their Common Shares for Class B Shares or Common Options for Class B Options. This summary does not purport to be a comprehensive description of all the tax considerations that may be relevant to such holders. This summary is based on Norwegian laws in force on the date of this Offering Circular and is subject to any changes in such laws occurring after such date.

    It is expected that the exchange of Common Shares for Class B Shares will be deemed a realization of shares under Norwegian tax legislation. This means that an exchange may result in a capital gain or capital loss. Such capital gain or loss is calculated for each share as the difference between the consideration received (the market value of the share received) and the acquisition cost of the share. Costs incurred in connection with the purchase and realization of shares may be deducted in the year of realization. A capital gain is subject to the general tax rate of 28 per cent, while a capital loss may be deducted against general income, if such loss is considered final.

    An exchange of Common Options for Class B Options in accordance with the Exchange Offer will be deemed as a taxable event under Norwegian tax law. The exchange may be deemed as a realization of a stock option derived from employment, wherefrom it follows that a capital gain may be determined as a benefit calculated at the time of grant of the Class B Options under the tax provisions on stock options related to employment (the Norwegian Tax Act of 1999
Section 5-14 Paragraph 3) possibly less a benefit taxed upon the grant of the Common Options. Such capital gain or benefit will be taxed as employment income. It should be noted that no authoritative guidelines exist with regard to the foregoing.

    THE INCOME TAX CONSIDERATIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION PURPOSES ONLY. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE TAX CONSEQUENCES OF EXCHANGES MADE BY THEM PURSUANT TO THE EXCHANGE OFFER IN VIEW OF THEIR OWN PARTICULAR CIRCUMSTANCES.

LUXEMBOURG TAX CONSIDERATIONS

    A holder of Common Shares who is not a resident or former resident of Luxembourg and who does not maintain a permanent establishment in Luxembourg with which the holding of Common Shares is connected, will not be subject to any income or capital gains taxation in Luxembourg in connection with the Exchange Offer.

                          DESCRIPTION OF CAPITAL STOCK

AUTHORIZED SHARES

    The Company has authorized share capital consisting of the following:

    - 60,000,000 Common Shares, no par value

    - 60,000,000 Class B Shares, no par value

    - 15,000,000 Founder's Shares, no par value.

    As of November 30, 1999, the issued share capital of the Company consisted of 31,280,438 Common Shares, 30,974,974 Class B Shares and 7,820,109 Founder's Shares.

    Under the Luxembourg Company Law, Founder's Shares are not considered as representing capital of a company.

    Pursuant to the Company's Articles, and as required by Luxembourg law as presently in effect, authorized capital will automatically be reduced to the amount represented by outstanding shares on the fifth anniversary date of the publication of the most recent amendment of the Articles revising the Company's authorized capital. Such amendment was last effected at an Extraordinary General Meeting held in December 1995, with the publication thereof taking place in March 1996. The Company takes from time to time such steps as are required to continue the authorized capital in effect.

    The Board of Directors is authorized to issue additional Common Shares, Class B Shares and Founder's Shares from time to time up to the maximum authorized number. The Articles of Incorporation require all shares to be issued in registered form. All shares, when issued, are fully paid and non-assessable.

    As a general rule, shareholders are entitled to preemptive rights under Luxembourg law in respect of the issuance of shares of the same class of shares for cash, unless the Articles of Incorporation provide otherwise. The Company's Articles authorize the Board of Directors to deny shareholders' preemptive rights, and the Company's Board of Directors has done so with respect to all authorized but unissued Common Shares and Class B Shares issued for cash (approved by the shareholders in 1995). Upon the expiration of authorized but unissued shares as described above, the suppression of preemptive rights will also terminate and shareholders will be entitled to preemptive rights once again unless, upon recommendation by the Board, the shareholders vote to deny further preemptive rights.

    The Company's Articles contain an anti-dilution provision which maintains the level of Founder's Shares at 20% of all outstanding voting shares (Common Shares and Founder's Shares). In the event of a stock dividend, recapitalization or other issuance of Common Shares, additional Founder's Shares are distributed to the existing holder thereof on a proportionate basis so as to maintain the 20% level at all times.

VOTING RIGHTS

    Except in the case of transactions requiring a class vote, holders of Common Shares and Founder's Shares vote as a single class on all matters submitted to a vote of the shareholders, with each share entitled to one vote. Under Luxembourg law, shareholder action can generally be taken by a simple majority of shares present or represented, without regard to any minimum quorum requirements. Three exceptions to the general provisions of the law are (i) to amend the Company's Articles, which requires (x) a two-thirds vote of those shares present or represented, and (y) when the meeting is first convened, a quorum of 50% of the outstanding shares entitled to vote, (ii) to change the country of incorporation of the Company to a country other than Luxembourg or to increase the contribution of the shareholders, which requires the affirmative vote of 100% of the Common Shares, Founder's Shares and Class B Shares and (iii) any action for which the Company's Articles require more than a simple majority vote or a quorum. Luxembourg law further provides that a two-thirds majority vote of the shares present or represented and when the meeting is first convened, a quorum of 50% of such shares, of the outstanding Common Shares, Class B Shares and Founder's Shares, each voting and counted for quorum purposes as a separate class, is required to authorize any amendment to the Company's Articles in respect of a recapitalization, reclassification and similar transactions affecting the relative rights, preferences and priorities of the Common Shares, Class B Shares and Founder's Shares.

    As a general matter, the Class B Shares are not entitled to vote in matters requiring shareholder action. Notwithstanding the foregoing, pursuant to the provisions of Article 46(1) of the Luxembourg Company Law, the holders of Class B Shares are entitled to vote at general meetings of shareholders dealing with the following matters: (i) the issue of new shares carrying preferential rights; (ii) the determination of a preferential recoverable dividend attaching to non-voting shares; (iii) the conversion of shares carrying preferential rights into Common Shares; (iv) the reduction of the capital of the Company;
(v) any change in the corporate purposes of the Company; (vi) the issue of convertible bonds; (vii) the adoption of any plan of liquidation, dissolution or winding up of the Company or any of its subsidiaries representing a substantial part of the Company's assets; and (viii) the conversion of the Company into a company of another legal form.

    Furthermore, pursuant to the provisions of Articles 44(2) and 46(2) of the Luxembourg Company Law, the Class B Shares shall have the same rights as voting shares for all purposes if INTER ALIA the preferential element of any dividend to which such Class B Shares are entitled has not been paid out of profits for two successive fiscal years, such voting rights continuing until such deficiency is fully cured (see also "Dividends" below) or during such time as the number of issued Class B Shares exceeds the number of issued Common Shares.

EQUAL TREATMENT PROVISION

    As a further clarification of the relative rights, preferences and priorities of the classes of shares of the Company and in an effort to assure economic equivalence for Class B Shares and Common Shares, the Company's Articles provide that in a merger or other similar transaction involving a third party (i) the holders of Class B Shares shall be entitled to receive consideration which is no less per share than the per share consideration, if any, received by any holder of Common Shares in such transaction and (ii) the Class B Shares and Common Shares held by holders other than holder(s) of Founder's Shares shall be entitled to receive consideration which is no less per share than the consideration per share received by the holder(s) of Founder's Shares, the latter per share amount to be determined by dividing the aggregate of all consideration received by such holder(s) for all shares owned by them, including Founder's Shares, by the total number of Common Shares and Class B Shares which they own.

SHAREHOLDER MEETINGS AND NOTICE THEREOF

    Under the Company's Articles, the Company is required to hold a general meeting of shareholders each year in Luxembourg. The meeting is normally convened in April. In addition, the Board may call any number of extraordinary general meetings, which may be held in Luxembourg or elsewhere, although any extraordinary general meeting convened to amend the Articles will be held in Luxembourg. The Board of Directors is further obliged to call a general meeting of shareholders to be held within thirty days after receipt of a written demand therefor by shareholders representing at least one-fifth of the outstanding shares entitled to vote thereat.

    The Company's Articles require notice of any general meeting to be sent by first class mail, postage prepaid, to all shareholders (including Class B Shares) at least twenty days prior to such meeting. Shareholders may be represented by written proxy, provided the written proxy is deposited with the Company at its registered office in Luxembourg, or with any Director of the Company, at least five days before the meeting.

DIVIDENDS

    Under the Company's Articles, holders of Common Shares, Class B Shares and Founder's Shares participate in annual dividends, if any are declared by the Company, in the following order of priority:

    - ten percent of the stated value thereof (I.E., $0.10 per share) to Class B Shares as a preferred dividend;

    - $0.005 per share to Founder's Shares and Common Shares equally;

    - $0.095 per share to Common Shares; and

    - thereafter, Common Shares and Class B Shares equally in all further amounts.

    Class B Shares being nonvoting shares are also entitled to such other priorities and preferences concerning accrued but unpaid dividends for past years as are provided by applicable law.

    Interim dividends can be declared, up to three times in any fiscal year by the Board of Directors. Interim dividends can be paid, but only after the prior year's financial statements have been approved by the shareholders at a general meeting, and any such interim dividend must be approved by the Company's independent statutory auditors. Final dividends are declared once a year at the annual general meeting of shareholders. Interim and final dividends on Class B Shares can be paid out of earnings, retained and current. Interim and final dividends on Common Shares and Founder's Shares can be paid out of any earnings, retained and current, as well as paid-in surplus.

    Luxembourg law authorizes the payment of stock dividends if sufficient surplus exists to provide for the related increase in stated capital of the shares issued in connection with any stock dividends.

    Luxembourg law requires that 5% of the Company's unconsolidated net profits each year be allocated to a legal reserve before declaration of dividends. The requirement continues until the reserve is 10% of the stated capital of the Company, as represented by Common Shares and Class B Shares, after which no further allocations are required until further issuance of shares.

    The legal reserve may also be satisfied by allocation of the required amount at the time of issuance of shares or by a transfer from paid-in surplus. The legal reserve is not available for dividends. The legal reserve for all existing Common Shares and Class B Shares of the Company has heretofore been satisfied and appropriate allocations are made to the legal reserve account at the time of each new issuance of Common Shares and Class B Shares.

    Holders of Class B Shares issued in the Exchange Offer will be entitled to any dividends payable to holders of record of Class B Shares following consummation of the Exchange Offer.

CONVERSION RIGHTS

    Luxembourg law stipulates that the number of issued nonvoting shares shall not be greater than the number of issued voting shares (excluding Founder's Shares). As a consequence of this provision and to allow further issuance of Class B Shares, the Company's Articles provide that if the Board of Directors of the Company determines it is in the best interest of the Company to issue further Class B Shares and such issuance would result in the number of Class B Shares to exceed the number of Common Shares then the Board of Directors of the Company can direct that the Class B Shares held by either (i) SNTG or
(ii) Jacob Stolt-Nielsen and his family or an affiliated entity be converted into Common Shares of the Company on a share-for-share basis.

LIQUIDATION PREFERENCE

    Under the Company's Articles, in the event of a liquidation, all debts and obligations of the Company must first be paid and thereafter all remaining assets of the Company are paid to the holders of Common Shares, Class B Shares and Founder's Shares in the following order of priority:

    - Class B Shares to the extent, if any, of accrued and unpaid dividends on such shares, and thereafter ratably to the full aggregate issuance price thereof;

    - Common Shares ratably to the extent of the stated value thereof (I.E., $1.00 per share);

    - Common Shares and Founder's Shares equally up to $0.05 per share;

    - Common Shares ratably to the full aggregate issue price thereof; and

    - thereafter, Common Shares and Class B Shares equally in all remaining assets.

                   DESCRIPTION OF AMERICAN DEPOSITARY SHARES

    The following is a summary of the material provisions of the Deposit Agreement relating to the ADSs evidenced by American Depositary Receipts ("ADRs"). This summary does not purport to be complete and is qualified in its entirety by reference to the Deposit Agreement, a copy of which has been filed as an exhibit to the Registration Statement on Form F-6 filed by the Company with the SEC for the registration of the ADSs. Terms used herein and not otherwise defined have the meaning set forth in the Deposit Agreement. Copies of the Deposit Agreement are available for inspection at the principal office of the Depositary in New York City, which is currently located at 111 Wall Street, 5th Floor, New York, New York 10043 and at the Oslo, Norway office of Den Norske Bank (the "Custodian"), which is currently located at Stranden 21, Oslo 0107, Norway. The Deposit Agreement is governed by the laws of the State of New York.

AMERICAN DEPOSITARY RECEIPTS

    ADRs evidencing ADSs are issuable pursuant to the terms of the Deposit Agreement. Each ADS represents, on the date hereof, one Class B Share deposited with the Custodian in accordance with the Deposit Agreement. ADRs may evidence any number of ADSs.

DEPOSIT AND WITHDRAWAL OF SECURITIES

    The Depositary has agreed that upon deposit with the Custodian of Class B Shares or evidence of rights to receive such Class B Shares, accompanied by an appropriate instrument or instruments of transfer or endorsement in form satisfactory to the Custodian and any certifications as may be required by the Depositary or the Custodian and subject to the terms of the Deposit Agreement, the Depositary will execute and deliver through its principal office, to the person or persons specified by the depositor upon payment of the fees, charges and taxes provided for in the Deposit Agreement, an ADR or ADRs registered in the name of such person or persons for the number of ADSs issuable in respect of such deposit.

    Subject to the terms and conditions of the Deposit Agreement, upon surrender of ADRs at the principal office of the Depositary, and upon payment of the fees, charges and taxes provided for in the Deposit Agreement and subject to the terms of the Deposit Agreement and the Articles of Incorporation, Holders are entitled to delivery of the Class B Shares and any other Deposited Property at the principal office of the Depositary or at the office of the Custodian. The forwarding, if required, of share certificates and other documents of title for such delivery at the principal office of the Depositary will be at the risk and expense of the Holder.

LOANS AND PRE-RELEASE OF CLASS B SHARES AND AMERICAN DEPOSITARY RECEIPTS

    The Depositary will lend neither the Class B Shares nor the ADRs; provided, however, that the Depositary may execute and deliver ADRs prior to the receipt of Class B Shares and deliver Class B Shares prior to the receipt and cancellation of ADRs (each such transaction, a "Pre-Release"). The Depositary may also receive ADRs in lieu of Class B Shares or Class B Shares in lieu of ADRs, as the case may be, in satisfaction of a Pre-Release. Each such Pre-Release will be (a) accompanied by or subject to a written agreement whereby the applicant to whom ADRs or Class B Shares are to be delivered (the "Applicant") (i) represents that the Applicant or its customer owns the Class B Shares or ADRs that are to be delivered to the Depositary, (ii) agrees to indicate the Depositary as owner of such Class B Shares or ADRs in its records and to hold such Class B Shares or ADRs in trust for the Depositary until such Class B Shares or ADRs are delivered to the Depositary or the Custodian,
(iii) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Class B Shares or ADRs and (iv) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized with cash, United States government securities or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days' notice and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of ADRs and Class B Shares outstanding as a result of Pre-Releases will not normally exceed thirty percent (30%) of the ADRs outstanding, provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate. The Depositary may also set limits with respect to the number of ADRs and Class B Shares involved in Pre-Releases with any one person on a case-by-case basis as it deems appropriate. The Depositary may retain for its own account any compensation received by it in connection with the foregoing, including, without limitation, earnings on the collateral referenced in (b) above.

DIVIDENDS, OTHER DISTRIBUTIONS AND RIGHTS

    The Depositary is required, to the extent that in its judgment it can convert foreign currency on a reasonable basis into dollars and transfer the resulting dollars to the United States, to convert all cash dividends and other cash distributions that it receives in respect of the Class B Shares or other Deposited Property, and to distribute the resulting dollar amount (net of any reasonable and customary expenses incurred by the Depositary in converting such foreign currency and any expenses incurred in complying with currency exchange control or other governmental requirements) to the Holders entitled thereto, in proportion to the number of ADSs representing such Shares held by them, respectively. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of any application of exchange restrictions or otherwise. The amount distributed to Holders of ADRs will be reduced by any amount on account of taxes or other governmental charges to be withheld by the Company, the Custodian or the Depositary. See "--Liability of Holders for Taxes."

    In accordance with instructions from the Company, the Depositary will, to the extent practicable, take reasonable administrative actions to obtain tax refunds, reduced withholding of tax at source on dividends and other benefits under applicable tax treaties with respect to dividends and other distributions on the Deposited Property. Holders of ADRs may be required to provide the Depositary with certain information and proofs necessary to enable the Depositary to perform its obligations in connection therewith and will indemnify the Depositary, the Company, the Custodian and any of their respective directors, employees, agents and affiliates against, and hold each of them harmless from any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained for such Holder pursuant to the Deposit Agreement.

    If the Depositary determines that in its judgment any foreign currency received by it is not convertible on a reasonable basis into dollars transferable to the United States, or if any approval or license of any government or authority or agency thereof that is required for such conversion is denied, or in the opinion of the Depositary is not obtainable at a reasonable cost or within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency to, or in its discretion may hold such foreign currency, without liability for interest thereon, for the respective accounts of, the Holders entitled to receive the same. If any such conversion of foreign currency, in whole or in part, is not practicable for distribution to certain Holders entitled thereto, the Depositary may, in its discretion, make such conversion and distribution in dollars to the extent practicable to the Holders entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance, without liability for interest thereon, for the account of the Holders entitled thereto.

    If a distribution by the Company consists of a dividend in, or free distribution of, Class B Shares, the Depositary may, and shall if the Company so requests, subject to the terms of the Deposit Agreement, distribute to the Holders of outstanding ADRs, in proportion to their holdings, additional ADRs for an aggregate number of ADRs representing the number of Class B Shares received as such dividend or free distribution. The Depositary may withhold any such distribution of ADRs if it has not received satisfactory assurances from the Company that such distribution does not require registration under the Securities Act or is exempt from registration under the provisions of such Act. In lieu of delivering ADRs for fractional ADSs in any such case, the Depositary will sell the amount of Shares represented by the aggregate of such fractions and will distribute the net proceeds to Holders in accordance with the terms of the Deposit Agreement. If additional ADRs are not so distributed, each ADR shall thenceforth also represent the additional Class B Shares distributed with respect to the Class B Shares represented thereby.

    If the Company offers or causes to be offered to the holders of Class B Shares or other Deposited Property any rights to subscribe for additional
Class B Shares or any rights of any other nature, the Depositary may and, if requested by the Company, will either (i) make such rights available to Holders of ADRs by means of warrants or otherwise, if lawful and feasible, or (ii) if making such rights available to Holders of ADRs is not lawful or not feasible, or if the rights represented by such warrants or other instruments are not exercised and appear to be about to lapse, in its discretion, sell such rights or warrants or other instruments at public or private sale, in a riskless principal capacity, at such place or places and upon such terms as the Depositary may deem proper, and allocate the proceeds of such sales for the accounts of the Holders of ADRs otherwise entitled thereto upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions, or the date of delivery of any ADR or ADRs, or otherwise, and distribute such net proceeds so allocated to the extent practicable, as in the case of a distribution in cash. Any such disposal of rights may substantially reduce the equity of the Holders of ADRs. If by the terms of such rights offering or for any other reason the Depositary may not make the net proceeds of any sale of rights available to such Holders, then the Depositary shall allow such rights to lapse. The Depositary will not make available to Holders of ADRs any rights to subscribe for or to purchase any securities unless a registration statement is in effect or unless the offering and sale of such securities to such holders is exempt from registration under the provisions of the Securities Act. The Company has no obligation, however, to file a registration statement if an exemption is not available or to use its best efforts to cause such registration to become effective within a reasonable period of time before such rights expire.

    If the Custodian or the Depositary receives any distribution on Deposited Property other than cash, rights or Class B Shares, the Depositary shall distribute such property to the Holders entitled thereto, after deduction or upon payment of the expenses of the Depositary, in proportion to their holdings in any manner that the Depositary, after consultation with the Company, deems equitable and practicable. If the Depositary determines that any such distribution in securities or property cannot be made proportionately among the Holders entitled thereto, or if for any reason the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, without limitation, disposal of such property or securities by public or private sale, and the distribution of the net proceeds (after deduction of any taxes, fees or charges of the Depositary) to the Holders of ADRs entitled thereto.

    In the event that the Depositary determines that any distribution in property (including Class B Shares or other securities and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Class B Shares or other securities and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to Holders entitled thereto in proportion to the number of American Depositary Shares held by them respectively and the Depositary shall distribute any unsold balance of such property in accordance with the provisions of the Deposit Agreement.

    Upon any change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of Deposited Property, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for, or in conversion of or replacement or otherwise in respect of, such Deposited Property shall be treated as new Deposited Property under this Deposit Agreement, and the American Depositary Shares representing or previously representing such Deposited Property shall, subject to the Deposit Agreement and applicable law, represent the right to receive the new Deposited Property so received in exchange, conversion, replacement or otherwise unless additional or new ADRs are delivered pursuant to the following sentence. In any such case, the Depositary may, subject to the terms of the Deposit Agreement, execute and deliver additional ADRs as in the case of a stock dividend on the Class B Shares, or call for the surrender of outstanding ADRs to be exchanged for new ADRs specifically describing such new Deposited Property or corporate change. In the event that any security so received may not be lawfully distributed to some or all Holders of ADRs, the Depositary may sell such securities at public or private sale and distribute the net proceeds to the Holders of ADRs otherwise entitled thereto as in the case of a distribution received in cash. The Depositary shall not be liable for (i) any failure to determine that it may be lawful or feasible to make such securities available to Holders in general or any Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such securities.

RECORD DATES

    Whenever any cash dividend or other cash distribution becomes payable or any distribution other than cash is made, or whenever rights are issued with respect to the Class B Shares or other Deposited Property, or whenever there is a change in the number of Class B Shares that are represented by each ADS, or whenever the Depositary receives notice of any meeting of holders of securities represented by each ADS, or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary will fix a record date for the determination of the holders of ADRs (a) who are entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting or to give or withhold such consent, or to receive such notice or solicitation or to otherwise take action, or (b) whose ADRs shall evidence such changed number of Class B Shares, subject in each case to the terms of the Deposit Agreement.

VOTING OF THE UNDERLYING DEPOSITED PROPERTY

    Upon receipt of a notice of any meeting at which the holders of Class B Shares or other Deposited Property are entitled to vote, the Depositary will, if requested in writing in a timely manner by the Company, mail to Holders of ADRs
(i) the information contained in such notice of meeting (or a summary thereof),
(ii) a statement that Holders of ADRs as of the close of business on the specified record date will be entitled, subject to any applicable provisions of law and of the Articles of Incorporation of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Class B Shares or other Deposited Property and (iii) a brief statement as to the manner in which such instructions may be given. The Depositary has agreed it will endeavor, insofar as practicable, to vote the Class B Shares or other securities so represented in accordance with such instructions. Subject to the terms of the Deposit Agreement, the Depositary has agreed not to vote the Class B Shares or other Deposited Property unless it has received such instructions from the Holders of ADRs.

REPORTS AND NOTICES

    The Depositary will make available for inspection by Holders of ADRs at its Principal Office any reports and communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary, the Custodian or the nominees of either as the registered holder of the Deposited Property and (b) made generally available to the holders of such Deposited Property by the Company. The Depositary will also send copies of such reports to Holders of ADRs when furnished by the Company pursuant to the Deposit Agreement.

CHARGES OF DEPOSITARY

    The Depositary will charge (i) any party who makes a deposit or to whom ADRs are delivered (including, without limitation, deposit or issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the ADRs or Deposited Property or a distribution of ADRs pursuant to the Deposit Agreement) and (ii) any party surrendering ADRs against the delivery of Deposited Property or to whom Deposited Property is delivered, up to US$5.00 for each 100 ADSs (or fraction thereof) represented by the ADRs issued or surrendered. In addition, the Holders of ADRs will pay, where applicable:
(a) taxes and other governmental charges, (b) such registration fees as may from time to time be in effect for the registration of transfers, if any, of Shares generally on the share register of the Company (or any appointed agent of the Company for transfer and registration of Class B Shares which may be the Share Registrar) and accordingly applicable to transfers of Shares to the name of the Depositary, a Custodian or their nominees or the person who makes a withdrawal, on the making of deposits or withdrawals, (c) such cable, telex, facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of persons depositing Class B Shares or Holders of ADRs, (d) such expenses as are incurred by the Depositary in the conversion of foreign currency, (e) a fee for the making of distributions (including cash dividends and distribution of proceeds of sales of securities or rights pursuant to the Deposit Agreement) on the Class B Shares or other Deposited Property and
(f) such fees and expenses as are incurred by the Depositary (including, without limitation, expenses incurred on behalf of Holders in connection with compliance with foreign exchange control regulations) in delivery of Deposited Property. Subject to agreements from time to time made between the Company and the Depositary, the Company will pay all charges, if any, in connection with the initial issuance of the ADRs evidencing the ADSs offered hereby and all other charges of the Depositary, as well as such other expenses as are set forth in the Deposit Agreement.

EXECUTION, TRANSFER, SPLIT-UP AND COMBINATION OF AMERICAN DEPOSITARY RECEIPTS

    The ADRs are transferable on the books of the Depositary by a Holder of ADRs in person or by an authorized attorney upon surrender of such ADR properly endorsed or accompanied by proper instruments of transfer and stamped as may be required by law, provided that the Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any ADR or withdrawal of any Deposited Property, the Depositary or the Custodian may require payment from the depositor or presenter of an ADR of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto and payment of any applicable fees and charges payable by the Holders of ADRs. The Depositary may refuse to execute and deliver ADRs, register the transfer of any ADR or make any distribution of or related to Class B Shares or other Deposited Property, until it has received such proof of citizenship, residence, exchange control approval or other information as it may deem necessary or proper. The execution and delivery, transfer and surrender of ADRs generally may be suspended during any period when the transfer books of the Depositary, the Registrar or the Company are closed, if such suspension is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental authority, body or commission or any securities exchange on which ADRs or Class B Shares are listed, or under any provision of the Deposit Agreement or any provisions governing the Class B Shares or other Deposited Property, or any meeting of shareholders of the Company or for any other reason, subject in all cases to applicable U.S. securities laws. Notwithstanding anything to the contrary contained herein or in the Deposit Agreement, the surrender of outstanding ADRs and withdrawal of Class B Shares or other Deposited Property may not be suspended or refused, except as permitted in General Instruction IA(1) to Form F-6 (as such instruction may be amended from time to time) under the Securities Act in connection with (i) temporary delays relating to the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges and
(iii) compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs or to the withdrawal of the Deposited Property.

LIABILITY OF HOLDERS FOR TAXES

    If any tax or other governmental charge shall become payable with respect to any ADR or any Deposited Property, such tax or other governmental charge shall be payable by the Holder of such ADRs to the Depositary. The Depositary may refuse to effect any registration of transfer of such ADR or to issue any new ADR or ADRs or to permit any deposit or withdrawal of Deposited Property until such payment is made, and the Company and the Depositary may withhold or deduct from any dividends or other distributions, or may sell for the account of the Holder thereof any part or all of the Deposited Property underlying such ADR, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder of such ADR remaining liable for any deficiency.

CERTAIN REPRESENTATIONS AND WARRANTIES OF DEPOSITORS OF CLASS B SHARES

    Each person depositing Class B Shares under the Deposit Agreement shall be deemed thereby (a) to represent and warrant that such Class B Shares and the certificates therefor are validly issued, fully paid and nonassessable, that all preemptive rights, if any, with respect to such Class B Shares have been validly waived or exercised and that each such person making such deposit is duly authorized so to do, (b) to acknowledge complete responsibility for the report of any false information relating to foreign exchange transactions to the Depositary, the Custodian or any governmental authority in Luxembourg in connection with the issuance of ADRs and the deposit, transfer, surrender or withdrawal of Class B Shares or ADRs and (c) to represent that (i) the Class B Shares presented for deposit are not, and the American Depositary Shares issuable upon such deposit will not be, Restricted Securities and (ii) such Class B Shares are not liable to disenfranchisement or disposal by the Company pursuant to the Articles of Incorporation. Such representations and warranties shall survive the deposit and withdrawal of Shares and the issuance and cancellation of ADRs in respect thereof.

COMPLIANCE WITH INFORMATION REQUESTS AND REQUIRED DISPOSALS OF AMERICAN
  DEPOSITARY RECEIPTS

    Each Holder agrees to comply with requests from the Company pursuant to Luxembourg law, the rules and requirements of the OSE, Nasdaq, and any other stock exchange on which the Class B Shares are, or will be, registered, traded or listed or the Articles of Incorporation of the Company, which are made to provide information regarding, among other things, as to the capacity in which such Holder owns ADRs (or Class B Shares, as the case may be) and regarding the identity of any other person interested in such ADRs and the nature of such interest and various other matters, whether or not they are Holders of ADRs at the time of such request.

    The Company may restrict transfers of the Class B Shares where such transfer might result in ownership of Class B Shares exceeding the limits under applicable law or the Company's Articles of Incorporation. The Company may also restrict, in such manner as it deems appropriate, transfers of the American Depositary Shares where such transfer may result in the total number of Shares represented by the ADRs owned by a single Holder exceeding any such limits. The Company may instruct the Depositary to take action at the Company's expense with respect to the ownership interest of any holder in excess of the limitation set forth in the preceding sentence, including, but not limited to, a mandatory sale or disposition on behalf of a Holder of the Class B Shares represented by the American Depositary Shares held by such Holder in excess of such limitations, if and to the extent such disposition is permitted by applicable law and the Company's Articles of Incorporation.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

    The form of the ADRs and any provisions of the Deposit Agreement may at any time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the consent of the Holders of ADRs, provided, however, that any amendment which imposes or increases any fees or charges (other than the charges of the Depositary for deposits, the execution and delivery of ADRs, custody, transfer and registration fees, fees in connection with foreign exchange control regulations, and taxes and other governmental charges, delivery and such other expenses), or which shall otherwise prejudice any substantial existing right of Holders or beneficial owners of ADRs, will not take effect as to outstanding ADRs until the expiration of 30 days after notice of such amendment shall have been given to the Holders of outstanding ADRs. Every Holder and beneficial owner at the time any amendment so becomes effective will be deemed, by continuing to hold such ADR, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder to surrender such ADR and receive therefor the Deposited Property represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require amendment of the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend the Deposit Agreement and the form of the ADRs at any time in accordance with such changed rules, and any such amendment or supplement to the Deposit Agreement may become effective before a notice of such amendment is given to Holders of ADRs or within any other period of time as required for compliance.

    The Depositary will, whenever so directed by the Company, terminate the Deposit Agreement by mailing notice of such termination to the Holders of all ADRs then outstanding at least 30 days prior to the date fixed in such notice for such termination. If 60 days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and in either case a successor depositary shall not have been appointed and accepted its appointment, the Depositary may terminate the Deposit Agreement by mailing notice of such termination to the Holders of all ADRs then outstanding at least 30 days prior to the date fixed in such notice for such termination. On and after the date of termination, the Holder will, upon surrender of such ADR at the Principal Office of the Depositary, upon the payment of any applicable taxes or governmental charges and the charges of the Depositary for the surrender of ADRs, be entitled to delivery of the amount of Deposited Property represented by such ADRs. If any ADRs shall remain outstanding after the date of termination, the Registrar will discontinue the registration of transfers of ADRs, and the Depositary will suspend the distribution of dividends to the Holders thereof, and will not give any further notices or perform any further acts under the Deposit Agreement except the collection of dividends and other distributions pertaining to the Deposited Property, the sale of rights and delivery of the Deposited Property, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for ADRs surrendered to the Depositary. At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Property and hold uninvested the net proceeds of any such sale in an unsegregated escrow account, without liability for interest thereon, for the pro rata benefit of the Holders of ADRs that have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for net proceeds and other cash. Upon termination of the Deposit

Agreement, the Company shall be discharged from all obligations thereunder, except for certain of its obligations to the Depositary.

GENERAL

    Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Holder or any other person, if, by reason of any provision of any present or future law or regulation of the United States, Luxembourg or any other jurisdiction, or of any other governmental authority or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Company's Articles or the provisions of or governing any Deposited Property, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or its agents or the Company or its agents shall be prevented or forbidden from or subjected to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed; nor shall the Depositary or its agents or the Company or its agents incur any liability to any Holder or other person by reason of any non-performance or delay, caused as aforesaid, in performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement or in the Company's Articles or the provisions of or governing any Deposited Property. Where, by the terms of an offering or distribution pursuant to the Deposit Agreement, or any provision of the Company's Articles or for any other reason, such distribution or offering may not be made available to Holders of ADRs, and the Depositary may not dispose of such distribution or offering on behalf of such Holders and make the net proceeds available to such Holders, then the Depositary shall not make such distribution or offering, and shall allow any such rights, if applicable, to lapse.

    None of the Company or its agents assumes any obligation or shall be subject to any liability under the Deposit Agreement or the ADRs to Holders of ADRs or other persons, except that each of the Company and its agents agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith and using its reasonable judgment, without any liability on the part of the Company or the Depositary to any Holder of ADRs. None of the Depositary or its agents assumes any obligation or shall be subject to any liability under the Deposit Agreement or the ADRs to Holders of ADRs or other persons (including, without limitation, liability with respect to the validity or worth of the Deposited Property), except that each of the Depositary and its agents agrees to perform its obligations specifically set forth in the Deposit Agreement without negligence or bad faith.

    The Holders of ADRs may inspect the books for the registration and transfer of ADRs at all reasonable times, provided that such inspection shall not be for the purposes of communicating with Holders of ADRs in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the ADRs.

    If any ADRs or the ADSs evidenced thereby are listed on one or more stock exchanges or automated quotation systems in the United States, the Depositary shall act as Registrar, or with the written approval of the Company, appoint a Registrar or one or more co-registrars for registration of ADRs and transfers, combinations and split-ups, and to countersign such ADRs in accordance with any requirements of any such exchanges or systems and in accordance with the terms of such appointments. Any Registrar or co-registrar may be removed and a substitute or substitutes appointed by the Depositary upon the written request or with the written approval of the Company. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Holders of ADRs or persons entitled to ADRs and will be entitled to protection and indemnity to the same extent as the Depositary.

    The Depositary may own and deal in any class of securities of the Company and its affiliates and in ADRs.

                        DESCRIPTION OF THE OPTION PLANS

    The Board of Directors adopted the Company's 1987 Stock Option Plan (the "1987 Option Plan") on October 2, 1987, and the shareholders ratified and approved such plan on October 8, 1987. The 1987 Option Plan was most recently amended by the Board of Directors on July 14, 1994. The purpose of the 1987 Option Plan is to provide a special incentive to selected key employees of the Company and its subsidiaries to promote the Company's business. No future option grants are permitted under the terms of the 1987 Option Plan.

    The Board of Directors adopted the Company's 1997 Stock Option Plan (the "1997 Option Plan") on March 7, 1997, and the shareholders ratified and approved such plan on May 2, 1997. The purpose of the 1997 Option Plan is to provide a special incentive to selected key employees and directors of the Company and its subsidiaries to promote the Company's business. The Company may deliver up to 5,180,000 shares, which may be Common Shares or Class B Shares, or any combination thereof (as stated in the instrument evidencing an option), upon the exercise of options under the 1997 Option Plan. No options may be granted under the 1997 Option Plan after March 7, 2007; however, options granted before such date will remain in effect, in accordance with their terms.

    The Compensation Committee of the Board of Directors administers the Option Plans. The Option Plans permit the Company to grant options to purchase Common Shares or Class B Shares to eligible employees and directors of the Company and its subsidiaries, including special purchase arrangements for individuals residing in countries where options are inappropriate. Options granted under the Option Plans may be non-qualified stock options or incentive stock options intended to qualify for special U.S. Federal income tax treatment, as determined by the Compensation Committee. The option exercise price may be paid by the holder of an option in cash, certified bank or cashier's check or Common Shares, or, in the case of options under the 1997 Option Plan, Class B Shares. Options granted under the Option Plans are not transferable other than by will or by the laws of descent and distribution following the holder's death. The Compensation Committee selects eligible individuals to receive options, and determines the number and type of shares covered by each such option, the option price thereof (which may not be less than the fair market value of a Common Share or Class B Share covered by such option on the date of grant), and the time or times at which an option may be exercised (and to accelerate the exercisability of an outstanding option) and the term of an option (which may not exceed ten years from the grant date thereof), in accordance with the terms and conditions of the applicable Option Plan.

    If the Company undergoes a "change in control" (as defined in the Option Plans), and, within one year thereafter, the employment or service of a holder of an option is terminated (within the meaning of the Option Plans), all of the holder's outstanding options become immediately exercisable, and such options may be exercised during the following ten-day period.

    The Common Shares and Class B Shares that may be delivered upon the exercise of options granted under the Option Plans are either authorized but unissued shares or treasury shares. The Board of Directors will make appropriate adjustments in the number and kind of shares that can be sold under the Option Plans, the option price and any other relevant provisions in the event of certain capital changes of the Company, such as a share dividend, spin-off, merger or recapitalization. All outstanding options terminate if the Company dissolves or liquidates or enters into a merger or reorganization in which the Company is not the surviving corporation, provided that the Board of Directors either accelerates the exercisability of such options, arranges for the grant of replacement options to the holders of such options or provides for payment to the holders of such options equal to the difference between the aggregate exercise price and consideration receivable for the number of shares covered by such options. Subject to particular limitations specified in the Option Plans, the Board of Directors may at any time amend or terminate the 1987 Option Plan or the 1997 Option Plan, and modify any outstanding options under the Option Plans.

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for the Common Shares is First Chicago Trust Company of New York and for the Class B Shares is Den norske Bank ASA.

January 21, 2000

                                          STOLT-NIELSEN S.A.

                                   SCHEDULE I
                    INFORMATION CONCERNING THE DIRECTORS AND
          EXECUTIVE AND ADMINISTRATIVE EMPLOYEES OF STOLT-NIELSEN S.A.

    Stolt-Nielsen S.A is a Luxembourg holding company and does not have officers as such. Set forth below is the name, business address, present principal occupation or employment and material occupations, positions, offices or employments for the past five years of each member of the Board of Directors of Stolt-Nielsen S.A. and those persons employed by its subsidiaries who perform the indicated executive and administrative functions for the combined business of the Company's subsidiaries. Unless otherwise indicated, the address where each individual's material occupations, positions, offices or employments were carried on is the same as that individual's current business address.

NAME AND CURRENT                                   PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT;
BUSINESS ADDRESS                               MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS
----------------                               ---------------------------------------------------
Jacob Stolt-Nielsen..........................  Chairman of the Board and Chief Executive Officer,
Norwegian                                      Stolt-Nielsen S.A., 1959 to Present. Chairman of
c/o Stolt-Nielsen Limited                      the Board of Directors, Stolt Comex Seaway S.A.,
Aldwych House                                  1993 to Present.
71-91 Aldwych
London WC2B 4HN
England

Carroll N. Bjornson..........................  Director, Stolt-Nielsen S.A., 1974 to Present.
American                                       Chairman and Chief Executive Officer, Maryland
8 Sound Shore Drive                            Marine, Inc., 1985 to November 1997, c/o
Greenwich, Connecticut 06836                   Stolthaven, Jacintoport Boulevard, Houston, Texas,
USA                                            USA.

Philip W. Darwin.............................  Director, Stolt-Nielsen S.A., 1989 to Present.
British                                        Chairman, The Smaller Companies Investment Trust
c/o Stolt-Nielsen Limited                      plc., 1995 to Present, One Bow Churchyard,
Aldwych House                                  Cheapside, London, EC4M 9HH. Director, IFG Group
71-91 Aldwych                                  plc., 1995 to Present, 19 Fitzwilliam Square,
London WC2B 4HN                                Dublin 2, Ireland. Director, Lomond Underwriting
England                                        plc, (name later changed to Atrium Underwriting,
                                               plc.), 1995 to December 1998, Room 790 Lloyd's,
                                               Lime Street, London EC3M 7DQ. Director, J & A
                                               Gardner & Co. Ltd., 1995 to May 1997, 16 Robertson
                                               Street, Glasgow G2 8DU.

Erling C. Hjort..............................  Director, Stolt-Nielsen S.A., 1995 to Present.
Norwegian                                      Attorney, Wikborg, Rein & Co., 1964 to Present.
Wikborg, Rein & Co.
Olav V's Gate 6
P.O. Box 1513 Vika
0117 Oslo
Norway

NAME AND CURRENT                                   PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT;
BUSINESS ADDRESS                               MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS
----------------                               ---------------------------------------------------
Tadoshi Mamiya...............................  Director, Stolt-Nielsen S.A., 1997 to Present.
Japanese                                       Director, Nippon Yusen Kaisha, Ltd. ("NYK Line"),
NYK Line                                       Tokyo, 1998 to Present. Chairman, NYK Line (Europe)
2-3-2 Marunouchi                               Ltd., London, June 1998 to June 1999. Managing
Chiyoda-ku                                     Director, NYK Bulkship (Europe) Ltd., London, June
Tokyo 100                                      1997 to June 1998. General Manager, NYK Line,
Japan                                          Tokyo, January 1995 to June 1997.

Christer Olsson..............................  Director, Stolt-Nielsen S.A., 1993 to Present.
Swedish                                        President [and Chairman], Walleniusrederierna AB,
Walleniusrederierna AB                         1984 to Present. Chairman, Swedish Shipowners'
Swedenborgs 19                                 Association.
P.O. Box 17086
S10462 Stockholm
Sweden

Jacob B. Stolt-Nielsen.......................  Director, Stolt-Nielsen S.A., 1995 to Present.
Norwegian                                      President and Managing Director, Stolthaven
Stolt-Nielsen Limited                          Terminals Division of Stolt-Nielsen Transportation
Aldwych House                                  Group Ltd., November 1992 to Present.
71-91 Aldwych
London WC2B 4HN
England

Niels G. Stolt-Nielsen.......................  Director, Stolt-Nielsen S.A., 1996 to Present.
Norwegian                                      Managing Director, Stolt Sea Farm Holdings Ltd.,
Stolt Sea Farm A.S.                            1996 to Present. General Manager, Stolt-Nielsen
Grev Wedels Plass 5                            Shanghai Representative Office, November 1994 to
P.O. Box 370 Sentrum                           July 1996.
0102 Oslo
Norway

Christopher J. Wright........................  President and Chief Operating Officer,
British                                        Stolt-Nielsen S.A., July 1986 to Present. Deputy
Stolt-Nielsen Limited                          Chairman of the Board of Stolt Comex S.A., 1993 to
Aldwych House                                  Present.
71-91 Aldwych
London WC2B 4HN
England

Jan Chr. Engelhardtsen.......................  Chief Financial Officer, Stolt-Nielsen S.A.,
Norwegian                                      July 1992 to Present. Chief Financial Officer,
c/o Stolt-Nielsen Inc.                         Stolt-Nielsen Transportion Group Ltd.,
8 Sound Shore Drive                            January 1999 to Present.
Greenwich, Connecticut 06836
USA

NAME AND CURRENT                                   PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT;
BUSINESS ADDRESS                               MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS
----------------                               ---------------------------------------------------
Samuel Cooperman.............................  Chief Executive Officer, Stolt-Nielsen
American                                       Transportation Group Ltd., February 1999 to
Stolt-Nielsen Transportation Group Ltd.        Present.
8 Sound Shore Drive
Greenwich, Connecticut 06836
USA

Bernard Vossier..............................  Chief Executive Officer, Stolt Comex Seaway S.A.,
French                                         May 1995 to Present. Chief Operating Officer, Stolt
Stolt Comex Seaway M.S. Ltd.                   Comex Seaway S.A., December 1994 to May 1995.
Bucksburn House
Howes Road
Bucksburn
Aberdeen AB21 9RQ
Scotland

    Facsimile copies of the Letter of Transmittal, properly completed and duly executed, will be accepted. The Letter of Transmittal, certificates for Common Shares and any other required documents should be sent or delivered by each holder of the Common Shares or such holder's broker, dealer, commercial bank, trust company or other nominee to the Exchange Agent at one of its addresses set forth below. Questions and requests for assistance may be directed to the Information Agent at its address and telephone numbers set forth below.

                 The Exchange Agent for the Exchange Offer is:

                    FIRST CHICAGO TRUST COMPANY OF NEW YORK

             BY MAIL:                               BY HAND:                       BY OVERNIGHT COURIER:
  Attention: Tenders & Exchanges         Attention: Tenders & Exchanges        Attention: Tenders & Exchanges
            Department                             Department                            Department
           P.O. Box 2569                  c/o Securities Transfer and            525 Washington Boulevard,
            Suite 4660                      Reporting Services, Inc.                    Third Floor
Jersey City, New Jersey 07303-2565        100 William Street, Galleria         Jersey City, New Jersey 07310
                                            New York, New York 10038

                                           BY FACSIMILE TRANSMISSION:
                                                 (201) 324-3402
                                                 (201) 324-3403
                                           CONFIRMATION BY TELEPHONE:
                                                 (201) 222-4707

                The Information Agent for the Exchange Offer is:

                             D.F. KING & CO., INC.
                                77 Water Street
                            New York, New York 10005
                Bankers and Brokers call collect: (212) 269-5550
                   ALL OTHERS CALL TOLL-FREE: (800) 347-4750

--------------------------------------------------------------------------------
Any questions or requests for assistance or for additional copies of this Offering Circular, the Letter of Transmittal or the Notice of Guaranteed Delivery may be directed to the Information Agent. Holders of Common Shares may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.
--------------------------------------------------------------------------------